AMENDMENT NO. 10
TO
RECEIVABLES PURCHASE AGREEMENT
THIS AMENDMENT NO. 10 TO RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of March 15, 2013, is entered into among HBI RECEIVABLES LLC, as seller (“Seller”), HANESBRANDS INC., in its capacity as servicer (in such capacity, the “Servicer”), the Committed Purchasers party hereto, the Conduit Purchasers party hereto, the Managing Agents party hereto, and HSBC SECURITIES (USA) INC. (“HSBC”), as agent (in such capacity, the “Agent”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the “Purchase Agreement” referred to below.
PRELIMINARY STATEMENTS
A.    Reference is made to that certain Receivables Purchase Agreement dated as of November 27, 2007 among Seller, Servicer, the Committed Purchasers, the Conduit Purchasers, the Managing Agents and the Agent (as amended prior to the date hereof and as the same may be further amended, restated, supplemented or modified from time to time, the “Purchase Agreement”).
B.    For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to amend certain provisions of the Purchase Agreement upon the terms and conditions set forth herein.
SECTION 1.     Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Purchase Agreement is hereby amended as set forth in Annex A hereto. In Annex A hereto, deletions of text in the Purchase Agreement are indicated by struck-through text, and insertions of text are indicated by bold double-underlined text.
SECTION 2.    Representations and Warranties. Each of the Seller and the Servicer hereby represents and warrants to each of the other parties hereto, as to itself that:
(a)    It has all necessary corporate or company power and authority to execute and deliver this Amendment and to perform its obligations under the Purchase Agreement as amended hereby, the execution and delivery of this Amendment and the performance of its obligations under the Purchase Agreement as amended hereby has been duly authorized by all necessary corporate or company action on its part and this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(b)    On the date hereof, before and after giving effect to this Amendment, (i) no Amortization Event or Potential Amortization Event has occurred and is continuing and (ii) the aggregate Purchaser Interests do not exceed 100%.

* PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST

SECTION 3.    Conditions Precedent. This Amendment shall become effective on the first Business Day (the “Effective Date”) on which the Agent or its counsel has received (i) counterpart signature pages to this Amendment executed by each of the parties hereto and (ii) payment of the Renewal Fee (as such term is defined in the Fee Letter dated as of March 15, 2013).
SECTION 4.    Reference to and Effect on the Transaction Documents.
(a)    Upon the effectiveness of this Amendment, (i) each reference in the Purchase Agreement to “this Receivables Purchase Agreement”, “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Purchase Agreement as amended or otherwise modified hereby, and (ii) each reference to the Purchase Agreement in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Purchase Agreement as amended or otherwise modified hereby.
(b)    Except as specifically amended, terminated or otherwise modified above, the terms and conditions of the Purchase Agreement, of all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent, any Managing Agent or any Purchaser under the Purchase Agreement or any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.
SECTION 5.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic format shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 6.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.
SECTION 7.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
SECTION 8.    Fees and Expenses. Seller hereby confirms its agreement to pay on demand all reasonable costs and expenses of the Agent, the Managing Agents or Purchasers in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith,

2

including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Agent, Managing Agents or Purchasers with respect thereto.
SECTION 9.    Miscellaneous. The undersigned acknowledge and agree that the provisions of Section 13.6, 13.7 and 13.8 of the Purchase Agreement shall apply to this Amendment and shall be binding on the parties as if set out in full in this Amendment.
[Remainder of Page Deliberately Left Blank]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date first above written.
HBI RECEIVABLES LLC, as Seller

By: /s/ Jodie Covington
Name: Jodie Covington
Title: Vice President and Treasurer
HANESBRANDS INC., as Servicer

By: /s/ Jodie Covington
Name: Jodie Covington
Title: Assistant Treasurer

Signature Page
to
Amendment No. 10 to RPA

REGENCY ASSETS LIMITED, as assignee Conduit Purchaser

By: /s/ Conor Blake
Name: Conor Blake
Title: Director

HSBC SECURITIES (USA) Inc., as a Managing Agent and Agent

By: /s Richard Burke
Name: Richard Burke
Title: Managing Director

REGENCY ASSETS LIMITED, as assignee Committed Purchaser

By: /s/ Conor Blake
Name: Conor Blake
Title: Director

Signature Page
to
Amendment No. 10 to RPA

MARKET STREET FUNDING LLC, as a Conduit Purchaser

By: /s/ Evelyn Echevarria
Name: Evelyn Echevarria
Title: Vice President
PNC BANK, N.A., as a Committed Purchaser and as a Managing Agent

By: /s/ William P. Falcon
Name: William P. Falcon
Title: Senior Vice President

Signature Page
to
Amendment No. 10 to RPA

ANNEX A
(Attached.)

ANNEX I
CONFORMED COPY

RECEIVABLES PURCHASE AGREEMENT
dated as of November 27, 2007
AS MODIFIED BY
AMENDMENT NO. 1
Dated as of March 16, 2009,
AMENDMENT NO. 2
Dated as of April 13, 2009
AMENDMENT NO. 3
Dated as of August 14, 2009
AMENDMENT NO. 4
Dated as of December 10, 2009
AMENDMENT NO. 5
Dated as of December 21, 2009
AMENDMENT NO. 6
Dated as of December 17, 2010
AMENDMENT NO. 7
Dated as of January 31, 2011
AMENDMENT NO. 8
Dated as of March 18, 2011
~~and~~
AMENDMENT NO. 9
Dated as of March 16, 2012
and
AMENDMENT NO. 10
Dated as of March 15, 2013
Among
HBI RECEIVABLES LLC, as Seller,
HANESBRANDS INC., as Servicer,
THE COMMITTED PURCHASERS PARTY HERETO FROM TIME TO TIME,
THE CONDUIT PURCHASER PURCHASERS PARTY HERETO FROM TIME TO TIME,
THE MANAGING AGENTS PARTY HERETO FROM TIME TO TIME,

and
HSBC SECURITIES (USA) INC.1
as Agent

____________________________
1 Amendment No. 2 provided for each and every reference to “JPMorgan” and “JPMorgan Chase Bank, N.A.”, insofar as such references are made to the Person serving as the “Agent”, to replace such references with “HSBC” and “HSBC Securities (USA) Inc.”, respectively, throughout the Purchase Agreement.

TABLE OF CONTENTS
Page
ARTICLE I PURCHASE AGREEMENTS     1
Section 1.1    Purchase Facility    1
Section 1.2    Increases    2
Section 1.3    Decreases    3
Section 1.4    Payment Requirements    3
ARTICLE II        PAYMENTS AND COLLECTIONS                 3
Section 2.1    Payments    3
Section 2.2    Collections Prior to Amortization    4
Section 2.3    Collections Following Amortization    4
Section 2.4    Application of Collections    4
Section 2.5    Payment Rescission    5
Section 2.6    Maximum Purchaser Interests    5
ARTICLE III    COMPANY FUNDING    6
Section 3.1    Yield    6
Section 3.2    Yield Payments    6
Section 3.3    Calculation of Yield    6
ARTICLE IV    COMMITTED PURCHASER FUNDING    6
Section 4.1    Committed Purchaser Funding    6
Section 4.2    Yield Payments    6
Section 4.3    Selection and Continuation of Tranche Periods    6
Section 4.4    Committed Purchaser Discount Rates    7
Section 4.5    Suspension of the LIBO Rate    7
ARTICLE V    REPRESENTATIONS AND WARRANTIES    8
Section 5.1    Representations and Warranties of The Seller Parties    8
Section 5.2    Committed Purchaser Representations and Warranties    12
Section 5.3    Representations and Warranties Regarding Conduit Purchasers
13
ARTICLE VI    CONDITIONS OF PURCHASES    13
Section 6.1    Conditions Precedent to Initial Incremental Purchase    13
Section 6.2    Conditions Precedent to All Purchases and Reinvestments    14
ARTICLE VII    COVENANTS    15
Section 7.1    Affirmative Covenants of The Seller Parties    15
Section 7.2    Negative Covenants of The Seller Parties    22
ARTICLE VIII    ADMINISTRATION AND COLLECTION    24
Section 8.1    Designation of Servicer    24
Section 8.2    Duties of Servicer    25
Section 8.3    Collection Notices    26
Section 8.4    Responsibilities of Seller    26
Section 8.5    Reports    26
Section 8.6    Servicing Fees    27
Section 8.7    Servicer Default    27
ARTICLE IX    AMORTIZATION EVENTS    27
Section 9.1    Amortization Events    27
Section 9.2    Remedies    30
ARTICLE X    INDEMNIFICATION    30
Section 10.1    Indemnities by Seller    30
Section 10.2    Indemnities by Servicer    33

Page i

Section 10.3    Increased Cost and Reduced Return    34
Section 10.4    Other Costs and Expenses    35
Section 10.5    Accounting Based Consolidation Event    ~~35~~36
Section 10.6    Status of Purchasers    37
Section 10.7    Refunds    38
ARTICLE XI    THE AGENT    ~~36~~38
Section 11.1    Authorization and Action    ~~36~~38
Section 11.2    Delegation of Duties    ~~36~~39
Section 11.3    Exculpatory Provisions    ~~37~~39
Section 11.4    Reliance by Agent    ~~37~~39
Section 11.5    Non‑Reliance on Agent and Other Purchasers    ~~38~~40
Section 11.6    Reimbursement and Indemnification    ~~38~~40
Section 11.7    Agent in its Individual Capacity    ~~38~~41
Section 11.8    Successor Agent    ~~39~~41
ARTICLE XII    ASSIGNMENTS; PARTICIPATIONS    ~~39~~41
Section 12.1    Assignments    ~~39~~41
Section 12.2    Participations    ~~40~~43
Section 12.3    Federal Reserve    ~~41~~43
ARTICLE XIV    MISCELLANEOUS    ~~41~~43
Section 13.1    Waivers and Amendments    ~~41~~43
Section 13.2    Notices    ~~42~~44
Section 13.3    Ratable Payments    ~~42~~45
Section 13.4    Protection of Ownership Interests of the Purchasers    ~~43~~45
Section 13.5    Confidentiality    ~~43~~46
Section 13.6    Bankruptcy Petition    ~~45~~47
Section 13.7    Limited Recourse    ~~45~~47
Section 13.8    Limitation of Liability    ~~46~~49
Section 13.9    CHOICE OF LAW    ~~46~~49
Section 13.10    CONSENT TO JURISDICTION    ~~46~~49
Section 13.11    WAIVER OF JURY TRIAL    ~~46~~49
Section 13.12    Integration; Binding Effect; Survival of Terms    ~~47~~50
Section 13.13    Counterparts; Severability; Section References    ~~47~~50
Section 13.14    Agent Roles    ~~47~~50
Section 13.15    Characterization    ~~48~~51
Section 13.16    USA PATRIOT Act    ~~49~~52

Page ii

Exhibits and Schedules

Exhibit I	Definitions
Exhibit II	Form of Purchase Notice
Exhibit III	Places of Business of the Seller Parties; Locations of Records; Federal Employer Identification Number(s)
Exhibit IV	Form of Reduction Notice
Exhibit V	Form of Compliance Certificate
Exhibit VI	Form of Collection Account Agreement
Exhibit VII	Form of Assignment Agreement
Exhibit VIII	Credit and Collection Policy
Exhibit IX	Form of Contract(s)
Exhibit X	Form of Weekly Report
Exhibit XI	Form of Settlement Report
Exhibit XII	[Reserved]
Exhibit XIII	Form of Daily Report

Schedule A	Commitments
Schedule B	Closing Documents
Schedule C	Special Concentration Limits
Schedule D	Calendar Months

Page iii

HBI RECEIVABLES LLC
RECEIVABLES PURCHASE AGREEMENT

This Receivables Purchase Agreement dated as of November 27, 2007 (this “Agreement”) is among HBI Receivables LLC, a Delaware limited liability company (“Seller”), Hanesbrands Inc., a Maryland corporation (“HBI”), as initial Servicer (the Servicer together with Seller, the “Seller Parties” and each a “Seller Party”), the entities listed on Schedule A to this Agreement as Committed Purchasers (together with their respective successors and assigns hereunder, the “Committed Purchasers”), the entities listed on Schedule A to this Agreement as Conduit Purchasers (together with their respective successors and assigns hereunder, the “Conduit Purchasers”), the entities listed on Schedule A to this Agreement as Managing Agents (together with their respective successors and assigns hereunder, the “Managing Agents”), and HSBC Securities (USA) Inc., (“HSBC”), as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the “Agent”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

PRELIMINARY STATEMENTS

Seller desires to transfer and assign Purchaser Interests to the Purchasers from time to time.

The Conduit Purchasers may, in their absolute and sole discretion, purchase Purchaser Interests from Seller from time to time.

In the event that a Conduit Purchaser declines to make any purchase, the Committed Purchasers in its Purchase Group shall, at the request of Seller, purchase Purchaser Interests from time to time.

HSBC Securities (USA) Inc. has been requested and is willing to act as Agent on behalf of the Purchasers in accordance with the terms hereof.

ARTICLE I
PURCHASE ARRANGEMENTS

Section 1.1    Purchase Facility.

(a)    Upon the terms and subject to the conditions hereof, Seller may, at its option, sell and assign Purchaser Interests to the Agent for the benefit of the Purchasers during the period from the date hereof to but not including the Facility Termination Date; provided that the aggregate Capital outstanding at any time hereunder shall not exceed (i) in respect of all Purchasers, an amount equal to the Purchase Limit at such time and (ii) in respect of any Purchase Group, the applicable Group Purchase Limit at such time. In accordance with the terms and conditions set forth herein, each Conduit Purchaser may, at its option, instruct its Managing Agent to cause the Agent to purchase on its behalf, or if any Conduit Purchaser shall decline to purchase, its Managing Agent shall cause the Agent to purchase, on behalf of the Committed Purchasers in its Purchase Group, the applicable Purchase Group Share of such Purchaser Interests.

(b)    Seller may, upon at least 10 Business Days’ notice to each Managing Agent and the Agent, terminate in whole or reduce in part, the unused portion of the Purchase Limit. Upon any reduction in the Purchase Limit, the Group Purchase Limits shall be permanently reduced by a corresponding amount (ratably among the Purchase Groups in accordance with the Purchase Group Shares) and the Commitments of each Committed Purchaser in each Purchase Group shall be ratably reduced in accordance with their respective Pro Rata Share. Each partial reduction of the Purchase Limit shall be in an amount equal to $1,000,000 or an integral multiple thereof.

(c)    On the date of each Incremental Purchase made under Section 1.2 and on the date of each Reinvestment made under Section 2.2, Seller hereby sells and assigns to the Agent (for the benefit of the Purchasers ratably among the Purchase Groups, in accordance with each Purchase Group Share), and the Agent hereby purchases, for the benefit of such Purchasers, a Purchaser Interest in the Receivables, Related Security and Collections then existing and thereafter arising or existing, subject only to the payment by such Purchasers of the applicable Purchase Price therefor in accordance with the terms of this Agreement.

Section 1.2    Increases.

Seller shall provide the Agent and each Managing Agent with ~~at least two (2) Business Days’ prior~~ notice in a form set forth as Exhibit II hereto of each Incremental Purchase (a “Purchase Notice”) signed by an Authorized Officer no later than 11:00 a.m. (New York City time) at least one (1) Business Day prior to such Incremental Purchase. Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than $1,000,000) and date of purchase and, in the case of an Incremental Purchase to be funded ~~by the Committed Purchasers~~other than directly or indirectly through the issuance of Commercial Paper, the requested Discount Rate and Tranche Period. Following receipt of a Purchase Notice, each Managing Agent will determine whether the Conduit Purchasers in its Purchase Group agree to make the purchase of the applicable Purchase Group Share of such Incremental Purchase. In the event that a Purchase Group has more than one Conduit Purchaser, the related Managing Agent shall allocate the Incremental Purchases among such Conduit Purchasers in its sole discretion. If the Conduit Purchasers in any Purchase Group decline to make a proposed purchase, the Managing Agent for the related Purchase Group shall notify Seller and Seller may cancel the Purchase Notice. In the absence of such a cancellation, the applicable Purchase Group Share of the requested Incremental Purchase will be made by the Committed Purchasers in such Purchase Group ratably based on their Pro Rata Shares. The Committed Purchasers in a Purchase Group will not fund any portion of an Incremental Purchase unless the Conduit Purchasers in its Purchase Group have declined to fund such portion. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI, the applicable Purchasers in each Purchase Group shall initiate a wire transfer of immediately available funds to the account specified by Seller, no later than ~~12~~11:00 ~~noon (Chicago~~a.m. (New York City time), an amount equal to the applicable Purchase Group Share of the applicable Purchase Price for such Incremental Purchase. There may not be more than ~~ten~~one (~~10~~1) Incremental ~~Purchases~~Purchase during any calendar ~~month~~week.

Section 1.3    Decreases. Seller shall provide the Agent and each Managing Agent with prior written notice in a form set forth as Exhibit IV hereto in conformity with the Required Notice Period (a “Reduction Notice”) of any proposed reduction of Aggregate Capital from Collections. Such Reduction Notice shall designate (i) the date (the “Proposed Reduction Date”) upon which any such reduction of Aggregate Capital shall occur (which date shall give effect to the applicable Required Notice Period), and (ii) the amount of Aggregate Capital to be reduced (the “Aggregate Reduction”) which shall be distributed ratably to each Purchase Group based on the Purchase Group Share of the Aggregate Capital of each Purchase Group and which shall be applied by each Managing Agent ratably to the Purchaser Interests of the Purchasers in such Managing Agent’s Purchase Group ratably in accordance with the amount of Capital (if any) owing to such Purchasers. Only one (1) Reduction Notice shall be outstanding at any time.

Section 1.4    Payment Requirements. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (~~Chicago~~New York City time) on the day when due in immediately available funds, and if not received before 11:00 a.m. (~~Chicago~~New York City time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Purchaser they shall be paid to the applicable Managing Agent, for the account of such Purchaser, at the account specified by such Managing Agent. All computations of Yield, per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

ARTICLE II
PAYMENTS AND COLLECTIONS

Section 2.1    Payments. Notwithstanding any limitation on recourse contained in this Agreement, Seller shall immediately pay when due to the Agent or each Managing Agent, as applicable, for the account of the relevant Purchasers, Funding Sources or Indemnified Parties on a full recourse basis, as applicable, (i) such fees as set forth in the Fee Letter and in the Agent Fee Letter2, (ii) all amounts payable as Yield, (iii) all amounts payable as Deemed Collections (which shall be immediately due and payable by Seller and applied to reduce outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and 2.3), (iv) all amounts required pursuant to Section 2.6, (v) all amounts payable pursuant to Article X, if any, (vi) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables and (vii) all Broken Funding Costs (collectively, the “Obligations”). If any Person fails to pay any of the Obligations when due, such Person agrees to pay, on demand, interest thereon accruing at the Default Rate until paid in full. Notwithstanding the foregoing, no provision of this Agreement, the Fee Letter or the Agent Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law.3

__________________________
2 Clause (i) of Section 2.1 was deleted and replaced in its entirety by Amendment No. 1.
3 This sentence was deleted and replaced in its entirety by Amendment No. 1.

If at any time Seller receives any Collections or is deemed to receive any Collections, Seller shall immediately pay such Collections or Deemed Collections to the Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by Seller for the exclusive benefit of the Purchasers and the Agent.

Section 2.2    Collections Prior to Amortization. (a) Prior to the Amortization Date, any Collections and/or Deemed Collections received by the Servicer shall be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids, any Aggregate Reductions or for a Reinvestment as provided in this Section 2.2. If at any time any Collections and/or Deemed Collections are received by the Servicer prior to the Amortization Date and such Collections and/or Deemed Collections are not so set aside or held in trust for the payment of Aggregate Unpaids or Aggregate Reductions, Seller hereby requests and the Purchasers hereby agree to make, simultaneously with such receipt, but subject to the conditions precedent set forth herein, a reinvestment (each a “Reinvestment”) with that portion of the balance of each and every Collection and Deemed Collection received by the Servicer that is part of any Purchaser Interest, such that after giving effect to such Reinvestment, the amount of Capital of such Purchaser Interest immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Capital immediately prior to such receipt.

Section 2.3    Collections Following Amortization. On the Amortization Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the holder of each Purchaser Interest, all Collections received on such day and an additional amount for the payment of any accrued and unpaid Obligations owed by Seller and not previously paid by Seller in accordance with Section 2.1.

Section 2.4    Application of Collections. (i) Prior to the Amortization Date, on each Settlement Date, and (ii) on and after the Amortization Date, on each Settlement Date and on such additional dates as the Agent may request (which may be each Business Day), the Servicer shall distribute the funds set aside or held in trust pursuant to Section 2.2 or 2.3 (as applicable), in the following priority:

(i) first, to the payment of the Servicer’s reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee, if an Originator or one of its Affiliates is not then acting as the Servicer,

(ii) second, to the Agent, for its own account, all accrued and unpaid fees under the Agent Fee Letter, and to each Managing Agent, for its own account or for the benefit of the Purchasers in its Purchase Group, all accrued and unpaid fees under the Fee Letter and all Yield, ratably in accordance with such amounts owed to such parties;4

(iii) third, (to the extent applicable) to the Agent, to be distributed to each Managing Agent, for the benefit of the Purchasers in its Purchase Group to be applied
_______________________________
4 Clause (ii) of Section 2.4 was deleted and replaced in its entirety by Amendments No. 1 and No. 2.

to the reduction of the Aggregate Capital, ratably in accordance with each Purchase Group Share,

(iv) fourth, to the reimbursement of the Agent’s and the Managing Agents’ costs of collection and enforcement of the ~~Facility documents~~Transaction Documents ratably in accordance with the costs owed to such parties,

(v) fifth, for the ratable payment of all other unpaid Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when an Originator or one of its Affiliates is acting as the Servicer, such costs and expenses will not be paid until after the payment in full of all other Obligations, and

(vi) sixth, after the Aggregate Unpaids have been indefeasibly reduced to zero, to Seller.

Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth in this Section 2.4 above, shall be shared ratably (within each priority) among the parties described in such priority of application in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority unless otherwise specified. Each Managing Agent shall distribute the amounts received pursuant to clauses (iii) and (iv) above to the Purchasers in its Purchase Group ratably according to the applicable amounts owed to such Purchasers. On and after the Amortization Date, in the event that applications of Collections are made on a date other than a Settlement Date, if any Managing Agent so directs the Agent, the Agent shall set aside from Collections for distribution to such Managing Agent on the next Settlement Date, the accrued and unpaid fees under the Fee Letter and accrued and unpaid Yield which are (or will be) due and payable to the Managing Agents and Purchasers in the related Purchase Group on the next Settlement Date.

Section 2.5    Payment Rescission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason to the extent such payment is returned or refunded by any of the Agent, any Managing Agent, any Purchaser or any Indemnified Party. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Agent (for the ratable application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus interest thereon at the Default Rate from the date of any such rescission, return or refunding.

Section 2.6    Maximum Purchaser Interests. Prior to the Amortization Date, the Seller shall ensure that the aggregate Purchaser Interests of the Purchasers shall at no time exceed in the aggregate 100%. If prior to the Amortization Date, the aggregate of the Purchaser Interests of the Purchasers exceeds 100%, Seller shall pay within one (1) Business Day an amount to the Managing Agents which shall be allocated to each Managing Agent based on each Purchase Group Share to be applied to reduce the Aggregate Capital (as allocated by each Managing Agent to each of the Purchasers in its related Purchaser Group ratably based upon each such Purchaser’s Capital) such that after giving effect to such payment (and the application thereof to reduce the Aggregate Capital) the aggregate of the Purchaser Interests equals or is less than 100%.

ARTICLE III
CONDUIT PURCHASER FUNDING

Section 3.1    Yield. The Capital associated with each Purchaser Interest funded by a Conduit Purchaser shall accrue Yield at the CP Rate applicable to such Conduit Purchaser for each day that any Capital in respect of such Purchaser Interest is outstanding ; provided, that the Capital associated with any Purchaser Interest, portion thereof or undivided interest therein which is being funded by the Committed Purchasers in such Conduit Purchaser's Purchase Group pursuant to a Liquidity Agreement shall accrue Yield pursuant to Article IV. With respect to Capital funded by a Conduit Purchaser for which the Managing Agent is HSBC, the Seller may request the CP Tranche Period and HSBC, as Managing Agent will, in its sole discretion, agree to such requested CP Tranche Period or in consultation with the Seller, select a different CP Tranche Period.

Section 3.2    Yield Payments. On each Settlement Date Seller shall pay to each Managing Agent for the benefit of each Conduit Purchaser in its Purchase Group an aggregate amount equal to all accrued and unpaid Yield in respect of the Capital associated with all Purchaser Interests of each Conduit Purchaser for the immediately preceding Accrual Period in accordance with Article II.

Section 3.3    Calculation of Yield. On or before the second Business Day immediately preceding each Settlement Date, each Managing Agent shall calculate the aggregate amount of Yield due and payable to each Conduit Purchaser in its Purchase Group for the immediately preceding Accrual Period and shall notify Seller of such aggregate amount.

ARTICLE IV
COMMITTED PURCHASER FUNDING

Section 4.1    Committed Purchaser Funding. The Capital associated with each Purchaser Interest funded by the Committed Purchasers shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Prime Rate in accordance with the terms and conditions hereof. If any Committed Purchaser acquires by assignment from the Conduit Purchaser in its Purchase Group all or any portion of a Purchaser Interest (or an undivided interest therein) pursuant to such Conduit Purchaser’s Liquidity Agreement, then (i) until Seller gives notice to the applicable Managing Agent of another Discount Rate in accordance with Section 4.4, the initial Discount Rate for any such Purchaser Interest (or portion thereof or interest therein) so transferred to the Committed Purchasers shall be the Prime Rate and (ii) until a new Tranche Period is selected in accordance with Section 4.3, each such Purchaser Interest shall be deemed to have a new Tranche Period commencing on the date of such transfer.

Section 4.2    Yield Payments. On each Settlement Date, Seller shall pay to each Managing Agent (for the benefit of the Committed Purchasers in its Purchase Group) an aggregate amount equal to the accrued and unpaid Yield for each Tranche Period in accordance with Article II.

Section 4.3    Selection and Continuation of Tranche Periods.

(a)    With consultation from (and approval by) the related Managing Agent, Seller shall from time to time request Tranche Periods for the Purchaser Interests funded by the Committed Purchasers in each Purchase Group~~, provided that, each Tranche Period shall end on a Settlement Date~~.

(b)    Seller, upon notice to and consent by the applicable Managing Agent received at least three (3) Business Days prior to the end of a Tranche Period (the “Terminating Tranche”) for any Purchaser Interest, may, effective on the last day of the Terminating Tranche: (i) divide any such Purchaser Interest funded by the Committed Purchasers in the same Purchase Group into multiple Purchaser Interests, (ii) combine any such Purchaser Interest with one or more other Purchaser Interests of a Committed Purchaser in the same Purchase Group that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Purchaser Interest with a new Purchaser Interest to be purchased by such Committed Purchaser on the day such Terminating Tranche ends, provided, that in no event may a Purchaser Interest of any Conduit Purchaser be combined with a Purchaser Interest of the Committed Purchasers in its Purchase Group.

Section 4.4    Committed Purchaser Discount Rates. Seller may select the LIBO Rate or the Prime Rate for each Purchaser Interest funded by the Committed Purchasers. Seller shall by 11:00 a.m. (~~Chicago~~New York City time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Discount Rate and (ii) no later than the Business Day of expiration of any Terminating Tranche with respect to which the Prime Rate is being requested as a new Discount Rate, give each Managing Agent irrevocable notice of the new Discount Rate requested for the Purchaser Interest associated with such Terminating Tranche. Until Seller gives notice to the Agent of another Discount Rate, the initial Discount Rate for any Purchaser Interest transferred to the Committed Purchasers pursuant to a Liquidity Agreement shall be the Prime Rate.

Section 4.5    Suspension of the LIBO Rate.

(a)    If any Committed Purchaser notifies its related Managing Agent that it has determined that funding its Pro Rata Share of the Purchaser Interests of the Committed Purchasers at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser Interests at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at such LIBO Rate, then such Managing Agent shall suspend the availability of such LIBO Rate and require Seller to select the Prime Rate for any Purchaser Interest accruing Yield at such LIBO Rate.

(b)    If less than all of the Committed Purchasers in any Purchase Group give a notice to the related Managing Agent pursuant to Section 4.5(a), each Committed Purchaser which gave such a notice shall be obliged, at the request of Seller or such Financing Institution’s Managing Agent, to assign all of its rights and obligations hereunder to (i) another Committed Purchaser in its Purchase Group or (ii) another funding entity nominated by Seller or the related Managing Agent that is acceptable to the Agent, the applicable Managing Agent and the related Conduit Purchasers and willing to participate in this Agreement until the date described in clause (i) of the definition of Facility Termination Date in the place of such notifying Committed Purchaser; provided that (i) the notifying Committed Purchaser receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such notifying Committed Purchaser’s share of the Capital and Yield and all accrued but unpaid fees and other costs and expenses payable in respect of its share of the Purchaser Interests, and (ii) the replacement Committed Purchaser otherwise satisfies the requirements of Section 12.1(b).

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Section 5.1    Representations and Warranties of The Seller Parties. Each Seller Party hereby represents and warrants to the Agent, the Managing Agents and the Purchasers, as to itself, as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:
(a)    Corporate Existence and Power. Such Seller Party is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its state of incorporation or formation, as applicable, identified in the Preamble to this Agreement. Such Seller Party is duly qualified to do business and is in good standing as a foreign entity, and has and holds all corporate or limited liability company power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except in each case, where a failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)    Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Seller, Seller’s use of the proceeds of purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate or limited liability company action on its part. This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.

(c)    No Conflict. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or formation, as applicable or by‑laws or operating agreement, as applicable, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder), except in the case of clauses (ii), (iii) or (iv), where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d)    Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction

Document to which it is a party and the performance of its obligations hereunder and thereunder except where the failure to obtain such authorization or approval or take such action or make such notice or filing could not reasonably be expected to have a Material Adverse Effect.

(e)    Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Seller Party’s knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Seller is not in default with respect to any order of any court, arbitrator or governmental body. Servicer is not in default with respect to any order of any court, arbitrator or governmental body other than such default which could not reasonably be expected to have a Material Adverse Effect.

(f)    Binding Effect. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g)    Accuracy of Information. All written information heretofore furnished by such Seller Party or any of its Affiliates to the Agent, the Managing Agents or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to the Agent, the Managing Agents or the Purchasers, taken as a whole, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading as of the date such information was furnished.

(h)    Use of Proceeds. No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

(i)    Good Title. Immediately prior to each purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s ownership interest in each Receivable, its Collections and the Related Security.

(j)    Perfection. Seller is an organization organized solely under the laws of the state identified in the Preamble to this Agreement. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Agent for the benefit of the relevant Purchaser or Purchasers (and the Agent for the benefit of such Purchaser or Purchasers shall acquire from

Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent’s (on behalf of the Purchasers) ownership or security interest in the Receivables, the Related Security and the Collections.

(k)    Places of Business and Locations of Records. The principal places of business and chief executive office of such Seller Party and the principal offices where it keeps the Records necessary to identify, collect and enforce the Receivables are located at the address(es) listed on Exhibit III or such other locations of which the Managing Agents have been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 13.4(a) has been taken and completed. Seller’s Federal Employer Identification Number is correctly set forth on Exhibit III.

(l)    Collections. The conditions and requirements set forth in Sections 7.1(j) and 8.2 have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Seller at each Collection Bank and the post office box number of each Lock-Box, are listed on Schedule II to the Fee Letter. Seller has not granted any Person, other than the Agent as contemplated by this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

(m)    Material Adverse Effect. (i) The initial Servicer represents and warrants that since January 2, 2010, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries taken as a whole or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) Seller represents and warrants that since the date of this Agreement, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller, (B) the ability of Seller to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables, other than due to the insolvency, bankruptcy or creditworthiness of an Obligor.

(n)    No Amortization Event or Servicer Default. No event has occurred and is continuing that constitutes an Amortization Event, a Potential Amortization Event, a Servicer Default or a Potential Servicer Default.

(o)    Names. Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

(p)    Ownership of Seller. HBI owns, directly or indirectly, 100% of the issued and outstanding equity interests of Seller, free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Seller.

(q)    Not an Investment Company. Such Seller Party is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

(r)    Compliance with Law. Such Seller Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto and the applicable Credit and Collection Policy, does not contravene or violate any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(s)    Compliance with Credit and Collection Policy. Such Seller Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy, except as to which the Managing Agents have been notified and any necessary consents have been obtained in accordance with Section 7.1(a)(vii).

(t)    Payments to Originators. With respect to each Receivable transferred to Seller under the Receivables Sale Agreement, Seller has given reasonably equivalent value to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by an Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

(u)    Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(v)    Eligible Receivables. Each Receivable identified by Seller or the Servicer as an Eligible Receivable in any report, statement or other information delivered pursuant to any Transaction Document was an Eligible Receivable as of the date so identified.

(w)    Net Receivables Balance. Seller has determined that, immediately after giving effect to each Incremental Purchase and Reinvestment hereunder, the Net Receivables Balance is at least equal to the sum of (i) the Aggregate Capital, plus (ii) the Aggregate Reserves.

(x)    Solvency. After giving effect to the sale or contribution of Receivables and the Incremental Purchase and Reinvestments, as applicable, to be made on such date and to the application of the proceeds therefrom, Seller is and will be Solvent.

(y)    Taxes. Servicer has filed all material tax returns and reports required by law to have been filed by it and has paid all taxes thereby shown to be due and owing, except any such taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or except to the extent such failure could not reasonably be expected to result in a Material Adverse Effect. Seller has filed all tax returns and reports required by law to be filed by it and has paid all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Seller has paid when due any taxes payable in connection with the Receivables.

(z)    ERISA. During the twelve-consecutive-month period prior to the date hereof and prior to the date of any Incremental Purchase or Reinvestment hereunder, no steps have been taken to terminate any Pension Plan which has caused or could reasonably be expected to cause Servicer or any Subsidiary to incur any liability, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to an Adverse Claim under Section 302(f) of ERISA with respect to any assets of Servicer or any Subsidiary. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Servicer of any material liability, fine or penalty. Seller does not participate in any Pension Plan.

Section 5.2    Committed Purchaser Representations and Warranties. Each Committed Purchaser hereby represents and warrants to the Managing Agent, each Conduit Purchaser in its Purchase Group and each Seller Party that:

(a)    Existence and Power. Such Committed Purchaser is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power and authority to perform its obligations hereunder.

(b)    No Conflict. The execution and delivery by such Committed Purchaser of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Committed Purchaser.

(c)    Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Committed Purchaser of this Agreement and the performance of its obligations hereunder.

(d)    Binding Effect. This Agreement constitutes the legal, valid and binding obligation of such Committed Purchaser enforceable against such Committed Purchaser in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

Section 5.3    Representations and Warranties Regarding Conduit Purchasers. Each Managing Agent hereby represents and warrants to the each Seller Party that, with respect to each Conduit Purchaser in its Purchase Group:

(a)    Existence and Power. Such Conduit Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power and authority to perform its obligations hereunder.

(b)    No Conflict. The execution and delivery by such Conduit Purchaser of this Agreement and the performance of its obligations hereunder are within its organizational powers, have been duly authorized by all necessary corporate or limited liability company action, do not contravene or violate (i) its certificate or articles of incorporation or formation, by-laws or limited liability company agreement, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Conduit Purchaser.

(c)    Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Conduit Purchaser of this Agreement and the performance of its obligations hereunder.

(d)    Binding Effect. This Agreement constitutes the legal, valid and binding obligation of such Conduit Purchaser enforceable against such Conduit Purchaser in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

ARTICLE VI
CONDITIONS OF PURCHASES

Section 6.1    Conditions Precedent to Initial Incremental Purchase. The initial Incremental Purchase of a Purchaser Interest under this Agreement is subject to the conditions precedent that (a) the Agent and the Managing Agents shall have received on or before the date of such purchase those documents listed on Schedule B, (b) the Agent shall have received evidence of a marking by each Originator and Seller of their respective master data processing records evidencing the applicable Receivables to reflect the sales thereof contemplated by the Transaction Documents, (c) Bryant Park Funding LLC shall have received letters from each of S&P and Moody’s which confirm the short-term debt ratings of its Commercial Paper, and (d) the Agent and the Managing Agents shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement, the Fee Letter and the letter agreement dated as of August 14, 2007 between HBI and J.P. Morgan Securities Inc.

Section 6.2    Conditions Precedent to All Purchases and Reinvestments. Each Incremental Purchase of a Purchaser Interest and each Reinvestment shall be subject to the further conditions precedent that (a) in the case of each such Incremental Purchase or Reinvestment: (i) the Servicer shall have delivered to the Agent and each Managing Agent on or prior to the date of such Incremental Purchase or Reinvestment, in form and substance satisfactory to the Agent and each Managing Agent, all Weekly Reports and Settlement Reports as and when due under Section 8.5 except to the extent that any failure has been waived by the Agent and each Managing Agent and (ii) upon the Agent’s or any Managing Agent’s request, the Servicer shall have delivered to the Agent and each Managing Agent at least three (3) Business Days prior to such Incremental Purchase or Reinvestment an interim Settlement Report showing the amount of Eligible Receivables; (b) the Facility Termination Date shall not have occurred; (c) the Agent and each Managing Agent shall have received such other approvals, opinions or documents as it may reasonably request within three (3) Business Days of such request if such Managing Agent or the Agent, as applicable, reasonably believes that there has been (i) an adverse change with respect to the Agent’s first priority perfected security interest in the Receivables, Related Security and Collections (due to a change in Seller’s or any Originator’s jurisdiction of organization or for any other reason) or (ii) a material adverse change with respect to the enforceability of the rights and remedies of the Agent, the Managing Agents and the Purchasers under the Transaction Documents ~~and (d~~; (d) in the case of each Incremental Purchase, a Purchase Notice shall have been delivered in accordance with Section 1.2 by an Authorized Officer and (e) on the date of each such Incremental Purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by Seller that such statements are then true):

(i)    the representations and warranties set forth in Section 5.1 are true and correct on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such date;

(ii)    no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that constitutes an Amortization Event, a Potential Amortization Event, a Servicer Default or a Potential Servicer Default; and

(iii)    the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%.

It is expressly understood that each Reinvestment shall, unless otherwise directed by the Agent or any Purchaser, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Agent, which right may be exercised (and shall be exercised at the direction of the Required Committed Purchasers) at any time on demand of the Agent, to rescind the related purchase and direct Seller to pay to the Agent for the benefit of the Purchasers an amount equal to the Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment.

ARTICLE VII
COVENANTS

Section 7.1    Affirmative Covenants of The Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:

(a)    Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agent (which the Agent shall forward to each Managing Agent):

(i)    Annual Reporting. (A) In the case of the Servicer, within 90 days after the close of each of its fiscal years, audited, unqualified consolidated financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for the Servicer for such fiscal year certified in a manner acceptable to the Agent and the Managing Agents by independent public accountants and (B) in the case of the Seller, within 120 days after the close of each of its fiscal years, unaudited unqualified financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for such fiscal year, with respect to which the Seller may omit all footnotes, certified by its Authorized Officer, provided that such reports and certifications shall be deemed to be delivered under this Section 7.1(a)(i) upon the document being made available on the SEC’s EDGAR website.

(ii)    Quarterly Reporting. In the case of Servicer, within 45 days after the close of the first three (3) quarterly periods of each of its fiscal years, and in the case of Seller, within 60 days after the close of the first three (3) quarterly periods of each of its fiscal years, balance sheets of each of the Servicer and Seller as at the close of each such period and statements of income and a statement of cash flows for each such Person for the period from the beginning of such fiscal year to the end of such quarter and with respect to which the Seller may omit all footnotes, all certified by its respective Authorized Officer, provided that such reports and certifications shall be deemed to be delivered under this Section 7.1(a)(ii) upon the document being made available on the SEC’s EDGAR website.

(iii)    Compliance Certificate. Together with, and at or before the time, the financial statements required hereunder to be delivered by the Seller, a compliance certificate in substantially the form of Exhibit V prepared for both Seller Parties and signed by each Seller Party’s Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(iv)    Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of HBI copies of all financial statements, reports and proxy statements so furnished, provided that such statements and/or reports shall be deemed to be delivered under this Section 7.1(a)(iv) upon the document being made available on the SEC’s EDGAR website.

(v)    S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which any Originator or any of its Subsidiaries files with the Securities and Exchange Commission, provided that such reports shall be deemed to be delivered under this Section 7.1(a)(v) upon the document being made available on the SEC’s EDGAR website.

(vi)    Copies of Notices under the Transaction Documents. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or pursuant to any Transaction Document from any Person other than the Agent, any Managing Agent or any Purchaser, copies of the same.

(vii)    Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy of any Originator, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to materially and adversely affect the collectibility of the Receivables or materially decrease the credit quality of any newly created Receivables, requesting the Required Committed Purchasers’ consent thereto.

(viii)    Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party as the Agent or any Managing Agent may from time to time reasonably request in order to protect the interests of the Agent, the Managing Agents and the Purchasers under or as contemplated by this Agreement.

(b)    Notices. Such Seller Party will notify the Agent and each Managing Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i)    Amortization Events, Potential Amortization Events, Servicer Default or Potential Servicer Default. The occurrence of each Amortization Event, Potential Amortization Event, Servicer Default or Potential Servicer Default by a statement of an Authorized Officer of such Seller Party describing the nature of such occurrence and the actions being taken or to be taken by Seller or Servicer in connection therewith.

(ii)    Judgment and Proceedings. (A) (1) The entry of any judgment or decree against the Servicer or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Servicer and its Subsidiaries exceeds $50,000,000 and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against the Servicer, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Seller; and (C) any material litigation or judgments with respect to any Material Obligor which would materially and adversely impact the collection of such Obligor’s Receivables.

(iii)    Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

(iv)    Termination Date. The occurrence of the “Termination Date” under and as defined in the Receivables Sale Agreement.

(v)    Defaults Under Other Agreements. The occurrence of a default or an event of default under any financing arrangement of the Seller involving Indebtedness of any amount pursuant to which Seller is a debtor, an obligor or a guarantor.

(vi)    Credit Agreements. Any amendment, restatement, waiver of the occurrence of an “Event of Default” under, or replacement of the Credit Agreement, together with a copy of the same.

(c)    Compliance with Laws and Preservation of Corporate Existence.

(i)    Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject except, in each case, where a failure to comply could not reasonably be expected to have a Material Adverse Effect.

(ii)    Such Seller Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted except, in each case, where a failure to do so could not reasonably be expected to have a Material Adverse Effect.

(d)    Audits. Such Seller Party will furnish to the Agent and each Managing Agent from time to time such information with respect to it and the Receivables as the Agent or any Managing Agent may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by the Agent or any Managing Agent upon reasonable notice and at the sole cost of such Seller Party, permit the Agent and the Managing Agents, or their agents or representatives (and shall cause each Originator to permit the Agent, the Managing Agents or their agents or representatives), (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Receivables and the Related Security or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters; provided that unless either (i) an Amortization Event shall have occurred and be continuing at the time any such audit is requested by the Agent or any Managing Agent, or (ii) the audits previously conducted at the expense of the Seller and the Servicer during such calendar year have not produced audit results reasonably satisfactory to the Agent or any Managing Agent, neither Seller nor Servicer shall be required to reimburse the Agent or any Managing Agent for the costs or expenses in respect of more than one audit by a third party accounting or auditing firm engaged by the Agent or any Managing Agent or any examinations or visits by the Agent, Managing Agents or any of their Agents or representative during any calendar year.

(e)    Keeping and Marking of Records and Books.

(i)    The Servicer will (and will cause each sub-servicer and each Originator to, with respect to the Receivables originated by such Originator) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the prompt identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will (and will cause each sub-servicer and each Originator to) give the Agent and each Managing Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii)    Such Seller Party will (and will cause each Originator to, with respect to the Receivables originated by such Originator) (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Purchaser Interests with a legend, acceptable to the Agent, describing the Purchaser Interests and (B) upon the request of the Agent (x) mark each related Contract constituting an instrument, chattel paper, or a certificated security under the UCC with a legend describing the Purchaser Interests and (y) deliver to the Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables of such Originator to the extent any such Contract constitutes an instrument, chattel paper or a certificated security under the UCC.

(f)    Compliance with Contracts and Credit and Collection Policy. Such Seller Party will (and will cause each Originator to, with respect to the Receivables originated by such Originator) timely and fully (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the applicable Credit and Collection Policy in regard to each Receivable and the related Contract.

(g)    Performance and Enforcement of Receivables Sale Agreement. Seller will, and will require each Originator to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in compliance with the terms thereof and will enforce the rights and remedies accorded to Seller under the Receivables Sale Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent, the Managing Agents and the Purchasers as assignees of Seller) under the Receivables Sale Agreement as the Agent or any Managing Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.

(h)    Ownership. Seller will (or will cause each Originator to, with respect to the Receivables originated by such Originator) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the Receivables Sale Agreement irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent and the Purchasers

(including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Seller therein as the Agent or any Managing Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent’s (for the benefit of the Purchasers) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Purchasers as the Agent or any Managing Agent may reasonably request).

(i)    Purchasers’ Reliance. Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller’s identity as a legal entity that is separate from any other Person. Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps, including, without limitation, all steps that the Agent, any Managing Agent or any Purchaser may from time to time reasonably request, to maintain Seller’s identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of any Originator and any Affiliates thereof (each an “HBI Party”) and not just a division of an HBI Party. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:

(A)    conduct its own business in its own name and require that all full‑time employees of Seller, if any, identify themselves as such and not as employees of any HBI Party (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller’s employees);

(B)    compensate all employees, consultants and agents directly, from Seller’s own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of any HBI Party thereof, allocate the compensation of such employee, consultant or agent between Seller and such HBI Party, on a basis that reflects the services rendered to Seller and such HBI Party;

(C)    clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of any HBI Party, Seller shall lease such office at a fair market rent;

(D)    have a separate telephone number, which will be answered only in its name and separate stationery, invoices and checks in its own name;

(E)    conduct all transactions with any Originator and the Servicer (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm’s‑length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and any Originator on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

(F)    at all times have a Board of Directors or Managers consisting of three (3) members, at least one (1) member of which is an Independent Director or Manager, as applicable;

(G)    observe all corporate formalities as a distinct entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

(H)    maintain Seller’s books and records separate from those of any HBI Party and otherwise readily identifiable as its own assets rather than assets of any HBI Party;

(I)    prepare its financial statements separately from those of any Originator and insure that any consolidated financial statements of any HBI Party that include Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;

(J)    except as herein specifically otherwise provided, maintain the funds or other assets of Seller separate from, and not commingled with, those of any HBI Party and only maintain bank accounts or other depository accounts to which Seller alone is the account party, into which Seller alone makes deposits and from which Seller alone (or the Agent hereunder) has the power to make withdrawals;

(K)    pay all of Seller’s operating expenses from Seller’s own assets (except for certain payments by an Originator or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));

(L)    operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to any Originator thereunder for the purchase of Receivables from such Originator under the Receivables Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

(M)    maintain its corporate charter in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Limited

Liability Company Agreement in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement;

(N)    maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement and the Performance Undertaking, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement or the Performance Undertaking, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or the Performance Undertaking or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Agent and the Required Committed Purchasers;

(O)    maintain its corporate separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary.

(P)    maintain at all times the Required Capital Amount (as defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained; and

(Q)    take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Kirkland & Ellis LLP, as counsel for Seller, in connection with the closing or initial Incremental Purchase under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

(j)    Collections. Such Seller Party will (1) direct all Obligors to remit Collections directly to a Lock-Box or a Collection Account, (2) cause all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (3) cause each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect (except for the Bank of America Accounts, until the New Originators Eligibility Date). In the event any payments relating to Receivables are remitted directly to Seller or any Affiliate of Seller, Seller will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within one (1) Business Day following receipt thereof, and, at all times prior to such remittance, Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent, the Managing Agents and the Purchasers. Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Agent as contemplated by this Agreement (except for the Bank of America Accounts, until the New Originators Eligibility Date).

(k)    Taxes. The Seller will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Seller will pay when due any taxes payable in connection with the Receivables.

(l)    Payment to Originators. With respect to any Receivable purchased by Seller from an Originator, such sale shall be effected under, and in compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to such Originator in respect of the purchase price for such Receivable.

(m)    National Textiles Merger. Seller and Servicer shall provide the Agent and each Managing Agent no later than ten (10) Business Days prior to the merger of National Textiles, L.L.C. into HBI, (i) written notice of such merger and (ii) a written description of the method Seller and Servicer will use to identify all Excluded Receivables on its respective systems, books and records.

(n)    Covenant to Amend Definition of Eligible Receivables. Each of the Seller and the Servicer hereby covenants and agrees that the definition of “Eligible Receivables” shall be amended, in form and substance mutually satisfactory to the Seller, Servicer, each Managing Agent and the Agent, no later than 30 days following the date on which the Managing Agents complete their review of the results of the Post-Closing Field Examination if such amendment is deemed necessary or desirable by each of the Managing Agents in their sole, reasonable discretion (it being understood that any such amendment shall not affect the status of any Receivable as an Eligible Receivable prior to the effective date of such amendment).

For purposes of this paragraph (n), “Post-Closing Field Examination” shall mean the field examination designated as such by, and performed by representatives of, the Managing Agents, following April 13, 2009, of the Servicer’s collection, operating and reporting systems, the Credit and Collection Policies of the Originators, and historical receivables, data and accounts. The Managing Agents agree to provide a copy of the results of the Post-Closing Field Examination to Servicer, each other Managing Agent and the Agent within 5 Business Days of its receipt thereof.5

Section 7.2    Negative Covenants of The Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, that:

(a)    Name Change, Offices and Records. Such Seller Party will not change its sole jurisdiction of organization, name, identity or corporate structure (within the meaning of Section 9‑402(7) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Agent at least fifteen (15) days’ prior written notice thereof and (ii) delivered to the Agent

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5 Paragraph (n) was added by Amendment No. 2.

all financing statements, instruments, legal opinions and other documents requested by the Agent in connection with such change or relocation.

(b)    Change in Payment Instructions to Obligors. Except as may be required by the Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

(c)    Modifications to Contracts and Credit and Collection Policies. Such Seller Party will not, and will not permit any Originator to, make any change to its Credit and Collection Policy that could reasonably be expected to materially and adversely affect the collectibility of the Receivables or materially decrease the credit quality of any newly created Receivables (it being understood that the replacement of the Credit and Collection Policy of any Originator (other than HBI) with the Credit and Collection Policy of HBI upon prior written notice to Agent shall not be reasonably expected to have such a material and adverse effect). Except as provided in Section 8.2(c), the Servicer will not, and will not permit any Originator to (with respect to the Receivables originated by such Originator), extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the applicable Credit and Collection Policy.

(d)    Sales, Liens. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Agent and the Purchasers provided for herein), and Seller will defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or any Originator. Seller will not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory.

(e)    Net Receivables Balance. At no time prior to the Amortization Date shall Seller permit the Net Receivables Balance to be less than an amount equal to the sum of (i) the Aggregate Capital plus (ii) the Aggregate Reserves.

(f)    Termination Date Determination. Seller will not designate the Termination Date (as defined in the Receivables Sale Agreement), or send any written notice to any Originator in respect thereof, without the prior written consent of the Agent and the Required Committed Purchasers, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.

(g)    Restricted Junior Payments. From and after the occurrence of any Amortization Event, Seller will not make any Restricted Junior Payment if, after giving effect thereto, Seller would fail to meet its obligations set forth in Section 7.2(e).

(h)    Excluded Receivables. Such Seller Party will not, and will not permit any Originator to, change the method of identification of any Excluded Receivables on its systems, books or records from the method specified pursuant to Section 7.1(m) (or any subsequent method used in compliance with this subsection (h)) without ten (10) Business Days’ prior written notice to Agent and each Managing Agent.

ARTICLE VIII
ADMINISTRATION AND COLLECTION

Section 8.1    Designation of Servicer.

(a)    The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 8.1. HBI is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Agent, with the consent or at the direction of the Required Committed Purchasers, may at any time after the occurrence and during the continuance of a Servicer Default designate as Servicer any Person to succeed HBI or any successor Servicer.

(b)    Without the prior written consent of the Agent and the Required Committed Purchasers, HBI shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) an Originator with respect to the Receivables originated by such Originator and (ii) with respect to certain Charged-Off Receivables, outside collection agencies in accordance with its customary practices. None of the Originators shall be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by HBI and any such further delegation by an Originator shall constitute a covenant breach by the Servicer hereunder. The Agent may with the consent of, and shall at the direction of the Required Committed Purchasers, at any time following the occurrence of a Servicer Default, designate as Servicer any Person other than HBI, whereupon all duties and responsibilities of HBI as Servicer hereunder shall cease and all duties and responsibilities theretofore delegated by HBI to any Originator as sub-servicer may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to HBI.

(c)    Notwithstanding the foregoing subsection (b), unless and until HBI is replaced as Servicer, (i) HBI shall be and remain primarily liable to the Agent, the Managing Agents and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Managing Agents, the Agent and the Purchasers shall be entitled to deal exclusively with HBI in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Managing Agents, the Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than HBI in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. HBI, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement and, if HBI is no longer the Servicer hereunder, any replacement Servicer shall be responsible for providing any such notice to any sub-servicer or delegate.

Section 8.2    Duties of Servicer.

(a)    The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the applicable Credit and Collection Policy.

The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account. The Servicer shall effect a Collection Account Agreement substantially in the form of Exhibit VI with each Collection Bank. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Agent and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

(b)    The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of Seller and the Purchasers their respective shares of the Collections in accordance with Article II. The Servicer shall, upon the request of the Agent, segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

(c)    The Servicer may, in accordance with the applicable Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable, Defaulted Receivable or Charged-Off Receivable or limit the rights of the Agent, the Managing Agents or the Purchasers under this Agreement. At any time after the occurrence of an Amortization Event, notwithstanding anything to the contrary contained herein, the Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Delinquent Receivable, Defaulted Receivable or Charged-Off Receivable or to foreclose upon or repossess any Related Security.

(d)    The Servicer shall hold in trust for Seller and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related

Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent, deliver or make available to the Agent all such Records, at a place selected by the Agent. The Servicer shall, from time to time at the request of the Agent or any Managing Agent, furnish to the Agent or such Managing Agent (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.

(e)    Any payment by an Obligor in respect of any indebtedness owed by it to an Originator or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor and such Originator (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 8.3    Collection Notices. At any time after the occurrence of an Amortization Event, the Agent is authorized at any time to date and to deliver to the Collection Banks the Collection Notices. Seller hereby transfers to the Agent for the benefit of the Purchasers, effective when the Agent delivers such notice, the exclusive ownership and control of each Lock-Box and the Collection Accounts. In case any authorized signatory of Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled to (i) endorse Seller’s name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than Seller.

Section 8.4    Responsibilities of Seller and Servicer. Anything herein to the contrary notwithstanding, the exercise by the Agent, the Managing Agents and the Purchasers of their rights hereunder shall not release the Servicer, any Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. None of the Agent, the Managing Agents and the Purchasers shall have any obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.

Section 8.5    Reports. The Servicer shall prepare and forward to each Managing Agent and the Agent (i) at any time during which a Downgrade Event has occurred and is continuing, on each Business Day, a Daily Report which will include information regarding the Receivables as of the previous Business Day, (ii) at any time during which (A) HBI’s issuer rating is below BB+ by S&P or (B) HBI’s senior unsecured long-term debt rating is below Ba1 by Moody’s, on Wednesday of each week (or if such Wednesday is not a Business Day, on the immediately preceding Business Day), a Weekly Report which will include information regarding the Receivables for the seven (7)-day period ending (and including) the immediately preceding Friday, (iii) (x) prior to May 2009, on the third Thursday of each month (or, if such day is not a Business Day, on the next succeeding Business Day) and (y) commencing in May 2009, on the 23rd day of each month (or, if such day is not a Business Day, on the next succeeding Business Day), and at such other additional times as the Agent or any Managing Agent shall request, a Settlement Report which will include information regarding the Receivables for the most recently ended

Calendar Month and (iv) at such times as the Agent or any Managing Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables.6

Section 8.6    Servicing Fees. In consideration of HBI’s agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as HBI shall continue to perform as Servicer hereunder, Seller shall pay over to HBI a fee (the “Servicing Fee”) on each Settlement Date, in arrears for the immediately preceding month, equal to 1.0% per annum of the average aggregate Outstanding Balance of all Receivables during such period, as compensation for its servicing activities.

Section 8.7    Servicer Default. The occurrence of any of the following shall constitute a “Servicer Default”.

(a)    any Amortization Event in respect of the Servicer, other than the Amortization Events described in Sections 9.1(e) and (f); or

(b)    any collection, billing or accounting systems failure which has a Material Adverse Effect on the Servicer's ability to either collect the Receivables or perform its obligations under this Agreement.

ARTICLE IX
AMORTIZATION EVENTS

Section 9.1    Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:

(a) (i) Any Seller Party or any Originator shall fail to make any payment or deposit required hereunder or under any other Transaction Document when due and, in the case of a payment or deposit in respect of Capital, Yield or any fees due under the Fee Letter or the Agent Fee Letter, such failure continues for two (2) Business Days and, in the case of any such payment or deposit which is not in respect of Capital, Yield or fees due under the Fee Letter or the Agent Fee Letter, such failure continues for five (5) Business Days;7

(ii) Any Seller Party or any Originator shall fail to perform or observe any term, covenant or agreement contained in Sections 7.1(a) (Financial Reporting), 7.1(b) (Notices) , 7.1(c)(ii) (Preservation of Limited Liability Company or Corporate Existence), 7.1(d) (Audits), 7.1(e) (Keeping and Marking of Records and Books), 7.1(f) (Compliance with Contracts and Credit and Collection Policy), 7.1(g) (Performance and Enforcement of Receivables Sale Agreement), 7.1(h) (Ownership), 7.1(i) (Purchasers’ Reliance), 7.1(j) (Collections), 7.1(l) (Payment to Originator), 7.2 (Negative Covenants of the Seller Parties) or 8.5 (Reports) and any such failure continues for three (3) Business Days;

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6 Section 8.5 was deleted in its entirety and replaced by Amendments No. 1, No. 2 and No. 9.

7 Paragraph (a)(i) of Section 9.1 was deleted in its entirety and replaced by Amendment No. 1.
(iii)    Seller or any Originator shall fail to perform or observe any other term, covenant or agreement contained herein or in any other Transaction Document not otherwise specifically described in this Section 9.1 and such failure shall remain unremedied for five (5) Business Days; or

(iv)     the Servicer shall fail to perform or observe any other term, covenant or agreement contained herein or in any other Transaction Document not otherwise specifically described in this Section 9.1 and such failure shall remain unremedied for ten (10) Business Days.

(b)    Any representation, warranty, certification or statement made by any Seller Party or any Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made.

(c)    Failure of Seller to pay any Indebtedness when due or the failure of any other Seller Party or any Originator to pay Indebtedness when due in excess of $50,000,000 in the aggregate, or the default by any Seller Party or any Originator in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of any Seller Party or any Originator shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

(d)    (i) Any Seller Party, any Originator or, to the extent that it could reasonably be expected to have a Material Adverse Effect, any of their Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any Seller Party, any Originator or, to the extent that it could reasonably be expected to have a Material Adverse Effect, any of their Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, if any such proceeding is not commenced by a Seller Party, any Originator or any of their Subsidiaries, such proceeding shall result in the entry of an order for relief or shall remain for 60 days undismissed, undischarged, unstayed or unbonded pending appeal or (iii) any Seller Party, any Originator or, to the extent that it could reasonably be expected to have a Material Adverse Effect, any of their Subsidiaries shall take any corporate action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (d).

(e)    Seller shall fail to comply with the terms of Section 2.6.

(f)[8]	As at the end of any Calendar Month:

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8 Paragraph (f) in Section 9.1 was deleted and replaced in its entirety by Amendments No. 1 and No. 2.

(i)	the average of the Delinquency Ratios as of the end of such Calendar Month and the two preceding Calendar Months shall exceed 4.75%;

(ii)	the average of the Loss-to-Liquidation Ratios as of the end of such Calendar Month and the two preceding Calendar Months shall exceed 2.75%; or

(iii)	the average of the Dilution Ratios as of the end of such Calendar Month and the two preceding Calendar Months shall exceed 14.25%.

(g)    A Change of Control shall occur.

(h)9    HBI shall fail to maintain the “Leverage Ratio” (as defined in the Credit Agreement) in accordance with Section 7.2.4(a) of the Credit Agreement or the “Interest Coverage Ratio” (as defined in the Credit Agreement) in accordance with Section 7.2.4(b) of the Credit Agreement or shall fail to observe any other financial covenant under Section 7.2.4 of the Credit Agreement.

(i)    The Agent, for the benefit of the Purchasers, shall at any time for any reason fail to have a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security Collections and Collection Accounts, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent for the benefit of the Purchasers.

(j)    (i) One or more final judgments for the payment of money shall be entered against Seller or (ii) any (A) judgment or order for the payment of money individually or in the aggregate in excess of $50,000,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) or an indemnity by any other third party Person and as to which the insurer or such Person has acknowledged its responsibility to cover such judgment or order not denied in writing) shall be rendered against Servicer, any Originator or any of their respective Subsidiaries and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 45 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (B) non-monetary judgment or order shall be rendered against Servicer, any Originator or any of their respective Subsidiaries that has had, or could reasonably be expected to have, a Material Adverse Effect.

(k)    (i) a “Termination Event” under and as defined in the Receivables Sale Agreement shall occur under the Receivables Sale Agreement or (ii) any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the Receivables Sale Agreement.

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9 Paragraph (h) in Section 9.1 was deleted and replaced in its entirety by Amendments No. 1 and No. 4.

(l)    This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller or Servicer, or either Seller Party or any Originator shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability of this Agreement.

(m)    A Servicer Default occurs.

(n)    HBI shall fail to perform or observe any term, covenant or agreement required to be performed by it under the Performance Undertaking, or the Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of HBI, or HBI shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability.

Section 9.2    Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Agent may, or upon the direction of the Required Committed Purchasers shall, take any of the following actions: (i) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d)(ii), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (ii) to the fullest extent permitted by applicable law, declare that interest at the Default Rate shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iii) deliver the Collection Notices to the Collection Banks, and (iv) notify Obligors of the Purchasers’ interest in the Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent, the Managing Agents and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

ARTICLE X
INDEMNIFICATION

Section 10.1    Indemnities by Seller. Without limiting any other rights that the Agent, the Managing Agents or any Purchaser may have hereunder or under applicable law, Seller hereby agrees to indemnify (and pay upon demand to) the Agent, each Managing Agent and each Purchaser and their respective assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, out-of-pocket costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of the Agent, such Managing Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, excluding, however:

(a)    Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(b)    Indemnified Amounts to the extent the same include losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor;

(c)    ~~taxes~~(i) taxes on or measured by net income, franchise taxes and branch profits taxes of such Indemnified Party imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located~~, on or measured by the overall net income of such Indemnified Party~~ and (ii) withholding taxes imposed on amounts payable to or for the account of such Indemnified Party with respect to an applicable interest in the Purchased Interests pursuant to a law in effect on the date which such Indemnified Party acquires such interest or such Indemnified Party changes its lending office, in the case of each of (i) and (ii) to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections; ~~or~~

(d)    any United States federal withholding taxes imposed under FATCA;

(e)    Indemnified Amounts to the extent they resulted from an action brought by any Indemnified Party against any other Indemnified Party not involving any Seller Party, any Originator or any Subsidiary of any Seller Party or any Originator; or

(f)    any taxes attributable to such Purchaser’s failure to comply with Section 10.6;

provided, however, that nothing contained in this sentence shall limit the liability of Seller or limit the recourse of the Indemnified Parties to Seller for amounts otherwise specifically provided to be paid by Seller under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Seller shall indemnify each Indemnified Party for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller) relating to or resulting from:

(i)    any representation or warranty made by Seller (or any officers of Seller) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(ii)    the failure by Seller to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iii)    any failure of Seller to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv)    any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(v)    any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi)    the commingling of Collections of Receivables at any time with other funds;

(vii)    any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase or a Reinvestment, the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to Seller in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii)    any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix)    any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from any Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Seller to give reasonably equivalent value to any Originator under the Receivables Sale Agreement in consideration of the transfer by such Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

(x)    any failure to vest and maintain vested in the Agent for the benefit of the Purchasers, or to transfer to the Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or security interest in the Receivables, the Related Security, the Collections and the Collection Accounts, free and clear of any Adverse Claim (except as created by the Transaction Documents);

(xi)    the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related

Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;

(xii)    any action or omission by the Seller which reduces or impairs the rights of the Agent, the Managing Agents or the Purchasers with respect to any Receivable or the value of any such Receivable;

(xiii)    any attempt by any Person to void any Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action; or

(xiv)    the failure of any Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

Section 10.2    Indemnities by Servicer. Without limiting any other rights that the Agent, the Managing Agents or any Purchaser may have hereunder or under applicable law, the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them relating to or resulting from:

(i)    any representation or warranty made by the Servicer (or any officers of Servicer) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by Servicer pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(ii)    the failure by Servicer to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto;

(iii)    any failure of Servicer to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv)    the commingling of Collections of Receivables at any time with other funds;

(v)    any investigation, litigation or proceeding relating to Servicer in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(vi)    any action or omission by the Servicer which reduces or impairs the rights of the Agent, the Managing Agents or the Purchasers with respect to any Receivable or the value of any such Receivable; or

(vii)    the failure of any Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

Notwithstanding the foregoing, Servicer shall not have any liability under this Section 10.2 for:

(a)    Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(b)    Indemnified Amounts to the extent the same include losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor;

(c)    taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections; or

(d)    Indemnified Amounts to the extent they resulted from an action brought by any Indemnified Party against any other Indemnified Party not involving any Seller Party, any Originator or any Subsidiary of any Seller Party or any Originator;

provided, however, that nothing contained in this sentence shall limit the liability of Servicer or limit the recourse of the Indemnified Parties to Servicer for amounts otherwise specifically provided to be paid by Servicer under the terms of this Agreement.

Section 10.3    Increased Cost and Reduced Return.

If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a “Regulatory Change”): (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source’s obligations under a Funding Agreement, or on or with respect to the Receivables, or ~~changes the basis of taxation of payments to~~subjects any Funding Source ~~of any amounts payable under any Funding Agreement~~to any taxes (except for ~~changes in the rate of tax~~taxes imposed on the overall net income of a Funding Source or taxes excluded by Section 10.1) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source’s capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, within five (5) Business Days after demand by the applicable Managing Agent, Seller shall pay to the applicable Managing Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction, in each case, solely to the extent that such increased cost or such reduction is attributable to the financing, ownership, commitment to fund, funding or maintenance of any Purchaser Interest (as opposed to the assets generally held by the Indemnified Parties and not related to this Agreement, the Transaction Documents and the transactions contemplated thereby). Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change” regardless of the date enacted, adopted, issued or implemented.10

Section 10.4    Other Costs and Expenses. Seller shall pay to the Agent, the Managing Agents and the Purchasers within five (5) Business Days after demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of the Conduit Purchasers’ auditors auditing the books, records and procedures of Seller (subject to the limitation set forth in Section 7.1(d)), reasonable fees of the ratings agencies, reasonable fees and out‑of‑pocket expenses of legal counsel for each Conduit Purchaser, each Managing Agent and the Agent (which such counsel may be employees of such Conduit Purchaser, such Managing Agent or the Agent) with respect thereto and with respect to advising each Conduit Purchaser, each Managing Agent and the Agent as to their respective rights and remedies under this Agreement; provided that in connection with the preparation, execution and delivery of this Agreement, Seller shall be responsible for the reasonable fees and out-of-pocket expenses of only one legal counsel for the Agent, the Managing Agent and the Purchasers party hereto on the date hereof, provided further that Seller shall not be responsible for the legal fees and expenses of more than one outside counsel (in addition to any local counsel) for all Persons entitled to payment of such fees and expenses under this Section 10.4 unless, as reasonably determined by such Person or its counsel, representation of all such Persons by the same counsel would be inappropriate due to actual or potential differing interests among them. Seller shall pay to the Agent, each Managing Agent and each Purchaser within five (5) Business Days after demand any and all costs and expenses of the Agent, such Managing Agent and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.

Section 10.5    Accounting Based Consolidation Event. If an Accounting Based Consolidation Event shall at any time occur then, upon demand by the Agent or the

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10 Last sentence of Section 10.3 was added by Amendment No. 9.

applicable Managing Agent, the Seller shall pay to the Agent or such applicable Managing Agent, for the benefit of the relevant Affected Entity, such amounts as such Affected Entity reasonably determines will compensate or reimburse such Affected Entity for any resulting (i) fee, expense or increased cost charged to, incurred or otherwise suffered by such Affected Entity, (ii) reduction in the rate of return on such Affected Entity’s capital or reduction in the amount of any sum received or receivable by such Affected Entity or (iii) internal capital charge or other imputed cost determined by such Affected Entity to be allocable to the Seller or the transactions contemplated in this Agreement in connection therewith. Amounts under this Section 10.5 may be demanded at any time without regard to the timing of issuance of any financial statement by any Conduit or by any Affected Entity; provided, however, that in no event may any Affected Entity (or the applicable Agent or Managing Agent on its behalf) claim or receive reimbursement or compensation for amounts under this Section 10.5 that would exceed 2.00% per annum on the Group Purchase Limit for the related Purchaser Group from the date such Accounting Based Consolidation Event occurs. If the Agent or any Managing Agent becomes or reasonably believes that it will become entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower of the event by reason of which it has become or will become so entitled; provided that any failure to give such notice shall not affect the rights to demand payment under this section.

If any Affected Entity (or the applicable Agent or Managing Agent on its behalf) requests compensation under this Section 10.5, then the Seller may, at its sole expense and effort, upon notice to such Affected Entity and its related Managing Agent, require the entire related Purchaser Group (but may not require less than all of the Purchasers and the Managing Agent in such Purchaser Group) to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.1), all of their interests, rights and obligations under this Agreement to assignees that shall assume such obligations (which assignees may be other Purchasers if such Purchasers accept such assignment); provided that each such assigning Purchaser and Managing Agent receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Person’s share of the Aggregate Capital and Yield owing to such Purchaser and all accrued but unpaid fees and other costs and expenses payable in respect of such Purchaser Group’s share of the Purchaser Interests.11

Section 10.6    Status of Purchasers.

(a)    Any Purchaser that is a U.S. Person (as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986 (the “Code”)) shall deliver to the Seller, the related Managing Agent and the Agent on or prior to the date on which such Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of the Seller, Managing Agent or the Agent), executed originals of IRS Form W-9 certifying that such Purchaser is exempt from U.S. federal backup withholding tax.

(b)    Any Purchaser that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Seller, the related Managing Agent and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter

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11 Section 10.5 was added by Amendment No. 1.

upon the reasonable request of the Seller, Managing Agent or the Agent), whichever of the following is applicable:

(i)    in the case of a Purchaser claiming the benefits of an income tax treaty to which the United States is a party, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty;

(ii)    executed originals of IRS Form W-8ECI;

(iii)    in the case of a Purchaser claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Purchaser is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Seller within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) executed originals of IRS Form W-8BEN; or

(iv)    to the extent a Purchaser is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable;

(c)    If a payment made to a Purchaser under this Agreement would be subject to United States federal withholding tax imposed by FATCA if such Purchaser were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Purchaser shall deliver to the Seller, the related Managing Agent and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Seller, such Managing Agent or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Seller, such Managing Agent or the Agent as may be necessary for the Seller, such Managing Agent or the Agent to comply with their obligations under FATCA or to determine that such Purchaser has complied with such Purchaser’s obligations under FATCA and to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Section 10.7    Refunds.

If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any taxes as to which it has been indemnified pursuant to this Section 10.1, it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under Section 10.1 with respect to the taxes giving rise to such refund), net of all out-of-pocket expenses (including taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 10.7 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 10.7, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 10.7 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

ARTICLE XI
THE AGENT

Section 11.1    Authorization and Action. Each Purchaser hereby designates and appoints (i) HSBC to act as its Agent hereunder and under each other Transaction Document, and (ii) the Managing Agent in its Purchase Group to act as its Managing Agent hereunder and under each other Transaction Document, and authorizes the Agent and such Purchaser’s Managing Agent, as the case may be, to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent or such Managing Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. Neither the Agent nor the Managing Agents shall have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent or the Managing Agents shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent or the Managing Agents. In performing their functions and duties hereunder and under the other Transaction Documents, (i) the Agent shall act solely as agent for the Purchasers, (ii) each Managing Agent shall act solely as managing agent for the Conduit Purchasers and Committed Purchasers in its Purchase Group, and (iii) except as described in Section 12.1(c), neither the Agent nor any Managing Agent shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party’s successors or assigns. Neither the Agent nor any Managing Agent shall be required to take any action that exposes the Agent or such Managing Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent and the Managing Agents hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Agent to file each of the Uniform Commercial Code financing statements on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

Section 11.2    Delegation of Duties. The Agent and the Managing Agents may execute any of their respective duties under this Agreement and each other Transaction Document by or through agents or attorneys‑in‑fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Agent nor any Managing Agent shall be responsible for the negligence or misconduct of any agents or attorneys‑in‑fact selected and maintained by it with reasonable care.

Section 11.3    Exculpatory Provisions. None of the Agent, the Managing Agents or any of their respective directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. Neither the Agent nor any Managing Agent shall be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties. Neither the Agent nor any Managing Agent shall be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Agent or such Managing Agent, as applicable, has received notice from Seller or a Purchaser. No Managing Agent shall have any responsibility hereunder to any Purchaser other than the Purchasers in its Purchase Group.

Section 11.4    Reliance by Agent.

(a) The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Managing Agents, the Required Committed Purchasers or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Managing Agents, the Required Committed Purchasers or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

(b) Each Managing Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts selected by such Managing Agent. Each Managing Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence or the Purchasers in its related Purchase Group, as it deems appropriate and it shall first be indemnified to its satisfaction by such Purchasers, provided that unless and until such Managing Agent shall have received such advice, such Managing Agent may take or refrain from taking any action, as such Managing Agent shall deem advisable and in the best interests of the Purchasers in its related Purchase Group. Each

Managing Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Purchasers in its related Purchase Group, and such request and any action taken or failure to act pursuant thereto shall be finding upon all such Purchasers.

Section 11.5    Non‑Reliance on Agents and Other Purchasers. Each Purchaser expressly acknowledges that none of the Agent, the Managing Agents or any of their respective officers, directors, employees, agents, attorneys‑in‑fact or affiliates has made any representations or warranties to it and that no act by the Agent or any Managing Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by the Agent or such Managing Agent. Each Purchaser represents and warrants to the Agent and the Managing Agents that it has and will, independently and without reliance upon the Agent, any Managing Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

Section 11.6    Reimbursement and Indemnification. The Committed Purchasers agree to reimburse and indemnify the Agent, and the Committed Purchasers in each Purchase Group agree to reimburse the Managing Agent for such Purchase Group, and their officers, directors, employees, representatives and agents ratably according to their (a) Pro Rata Shares (in the case of any reimbursement any indemnity obligations owing to its Managing Agent) or (b) ratable shares of the Purchase Limit (in the case of any reimbursement and indemnity obligations owing to the Agent), to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which the Agent, in its capacity as Agent, or any Managing Agent, acting in its capacity as a Managing Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent, or any Managing Agent, acting in its capacity as a Managing Agent, and acting on behalf of its related Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

Section 11.7    Agents in their Individual Capacity. The Agent, each Managing Agent and each of their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Seller or any Affiliate of Seller as though it were not the Agent or a Managing Agent hereunder. With respect to the acquisition of Purchaser Interests pursuant to this Agreement, the Agent and each Managing Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Agent or a Managing Agent, and the terms “Committed Purchaser,” “Purchaser,” “Committed Purchasers” and “Purchasers” shall include the Agent and each Managing Agent in its individual capacity.

Section 11.8    Successor Agent. The Agent may, upon five (5) days’ prior notice to Seller and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity) resign as Agent. Each Managing Agent may, upon five (5) days’ prior notice to Seller, the Agent, the Purchasers in its Purchase Group, and each Managing Agent will, upon the direction of all of the Purchasers in its Purchase Group (other than the Managing Agent, in its individual capacity), resign as a Managing Agent. If the Agent shall resign, then the Required Committed

Purchasers during such five‑day period shall appoint from among the Purchasers a successor Agent. If a Managing Agent shall resign, then the Required Committed Purchasers in its Purchase Group shall appoint a successor managing agent during such five-day period. If for any reason no successor Agent or Managing Agent is so appointed during such five-day period, then effective upon the termination of such five-day period, the Purchasers shall perform all of the duties of the Agent or the Purchasers in the applicable Purchase Group shall perform all of the duties of such Managing Agent, as applicable, hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Managing Agent’s or any Agent’s resignation hereunder as Managing Agent or Agent, the retiring Managing Agent or Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Managing Agent or Agent under this Agreement and under the other Transaction Documents.

ARTICLE XII
ASSIGNMENTS; PARTICIPATIONS

Section 12.1    Assignments.

(a)    Seller and each Committed Purchaser hereby agree and consent to the complete or partial assignment by each Conduit Purchaser of all or any portion of its rights under, interest in, title to and obligations under this Agreement (i) to the Committed Purchasers pursuant to this Agreement or pursuant to a Liquidity Agreement, (ii) to any other Purchaser, any Managing Agent or the Agent or any of their respective Affiliates, (iii) to any other issuer of commercial paper notes or other entity which obtains funds from such an issuer of commercial paper notes, which in either case is sponsored or administered by the Managing Agent of such Conduit Purchaser’s Purchase Group or administered by any Affiliate of such Managing Agent or (iv) to any other Person; provided that, prior to the occurrence of an Amortization Event, such Conduit Purchaser may not make any such assignment pursuant to this clause (iv) without the consent of the Seller (which consent shall not be unreasonably withheld or delayed). Upon any such assignment, any such Conduit Purchaser shall be released from its obligations so assigned. Further, Seller and each Committed Purchaser hereby agree that any assignee of any Conduit Purchaser of this Agreement or all or any of the Purchaser Interests of any Conduit Purchaser shall have all of the rights and benefits under this Agreement as if the term “Conduit Purchaser” explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of any Conduit Purchaser hereunder. Each Conduit Purchaser shall notify the Agent of any assignment pursuant to this Section 12.1(a). Neither Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement.

(b)    Any Committed Purchaser may at any time and from time to time assign to one or more Persons (“Purchasing Committed Purchasers”) all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (the “Assignment Agreement”) executed by such Purchasing Committed Purchaser and such selling Committed Purchaser; provided that the Seller’s consent (which consent shall not be unreasonably withheld or delayed) shall be required for any such assignment unless: (i) such assignment is to any other Purchaser, any Managing Agent or the Agent or any of their respective Affiliates, (iii) such assignment is to any issuer of commercial paper notes or other entity which obtains funds from such an issuer of commercial paper notes, which in either case is sponsored or administered by the Managing Agent of such Committed Purchaser’s Purchase Group or administered by any Affiliate of such Managing Agent or (iv) an Amortization Event has occurred. In addition, the consent of the Managing Agent for such Committed Purchaser’s Purchase Group shall be required prior to the effectiveness of any such assignment. Each assignee of a Committed Purchaser must (i) have a short-term debt rating of A-1 or better by Standard & Poor’s Ratings Group and P-1 by Moody’s Investor Service, Inc. and (ii) agree to deliver to the Agent, promptly following any request therefor by the Agent or any Conduit Purchaser in its Purchase Group, an enforceability opinion in form and substance satisfactory to the Agent and such Conduit Purchaser. Upon delivery of the executed Assignment Agreement to the Agent and the related Managing Agent, such selling Committed Purchaser shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Committed Purchaser shall for all purposes be a Committed Purchaser party to this Agreement and shall have all the rights and obligations of a Committed Purchaser under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers, the related Managing Agent or the Agent shall be required.

(c)    Each of the Committed Purchasers agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by Standard & Poor’s Ratings Group and P-1 by Moody’s Investor Service, Inc. (an “Affected Committed Purchaser”), such Affected Committed Purchaser shall be obliged, at the request of any Conduit Purchaser in its Purchase Group or the related Managing Agent, to assign all of its rights and obligations hereunder to (x) another Committed Purchaser or (y) subject to Seller’s consent rights in paragraph (b) above, another funding entity nominated by its Managing Agent and acceptable to such Conduit Purchaser, and willing to participate in this Agreement until the date described in clause (i) of the definition of Facility Termination Date in the place of such Affected Committed Purchaser; provided that the Affected Committed Purchaser receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Committed Purchaser’s share of the Aggregate Capital and Yield owing to the Committed Purchasers and all accrued but unpaid fees and other costs and expenses payable in respect of its share of the Purchaser Interests.

(d)    The Agent, acting solely for this purpose as an agent of Seller, shall maintain at its office in New York, New York, a copy of any assignment under Section 12.1(a), any Assignment Agreement delivered to and accepted by it under Section 12.1(b) and a register (the “Register”) for the recordation of the name and address of each Purchaser, which Register shall be available for inspection by Seller at any reasonable time and from time to time upon reasonable prior notice. The entries in such Register shall be conclusive and binding for all purposes, absent manifest error, and Seller, the Agent and each Managing Agent may treat each Person whose name is recorded in such Register as a Purchaser hereunder for all purposes of this Agreement.

Section 12.2    Participations. Any Committed Purchaser may, in the ordinary course of its business at any time sell to one or more Persons (each a “Participant”) participating interests in its share of the Purchaser Interests, its Commitment or any other interest of such Committed Purchaser hereunder. Notwithstanding any such sale by a

Committed Purchaser of a participating interest to a Participant, such Committed Purchaser’s rights and obligations under this Agreement shall remain unchanged, such Committed Purchaser shall remain solely responsible for the performance of its obligations hereunder, and Seller, the Purchasers, the Managing Agents and the Agent shall continue to deal solely and directly with such Committed Purchaser in connection with such Committed Purchaser’s rights and obligations under this Agreement. Each Committed Purchaser agrees that any agreement between such Committed Purchaser and any such Participant in respect of such participating interest shall not restrict such Committed Purchaser’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 13.1(b)(i). Each Committed Purchaser that sells a participating interest shall, acting solely for this purpose as an agent of the Seller, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Purchased Interests (the “Participant Register”); provided that no Committed Purchaser shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, or its other obligations under any agreement) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Committed Purchaser shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

Section 12.3    Federal Reserve. Notwithstanding any other provision of this Agreement to the contrary, any Committed Purchaser may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any Purchaser Interest and any rights to payment of Capital and Yield) under this Agreement to secure obligations of such Committed Purchaser to a Federal Reserve Bank, without notice to or consent of the Seller, the Agent or any other Person; provided that no such pledge or grant of a security interest shall release a Committed Purchaser from any of its obligations hereunder, or substitute any such pledgee or grantee for such Committed Purchaser as a party hereto.12

ARTICLE XIII
MISCELLANEOUS

Section 13.1    Waivers and Amendments.

(a)    No failure or delay on the part of any Seller Party, the Agent, any Managing Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any

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12 Section 12.3 was added by Amendment No. 1.

waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b)    No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 13.1(b). The Conduit Purchasers, Managing Agents, Servicer, Seller and the Agent, at the direction of the Required Committed Purchasers, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

(i)    without the consent of each affected Purchaser, (A) extend the date described in clause (i) of the definition of Facility Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield (or any component of Yield), (C) reduce any fee payable to any Managing Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Committed Purchaser’s Pro Rata Share or any Committed Purchaser’s Commitment, (E) amend, modify or waive any provision of the definition of Required Committed Purchasers or this Section 13.1(b), (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, (G) change the definition of “Delinquency Ratio,” “Dilution Ratio,” “Combined Reserve,” “Eligible Receivable,” “Loss-to-Liquidation Ratio,” or “Yield and Servicing Fee Reserve”13 or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

(ii)    without the written consent of any then Agent or Managing Agents, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent or Managing Agent.

Notwithstanding the foregoing, without the consent of the Committed Purchasers, but with the consent of Seller and the related Managing Agent, the Agent may amend this Agreement solely to add additional Persons as Committed Purchasers hereunder. Any modification or waiver made in accordance with this Section 13.1 shall apply to each of the Purchasers equally and shall be binding upon Seller, the Servicer, the Purchasers, the Managing Agents and the Agent.

Section 13.2    Notices. Except as provided in this Section 13.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission, electronic mail or similar writing) and shall be given to the other parties hereto at their respective addresses, telecopy numbers or email addresses set forth on the signature pages hereof or at such other address, telecopy number or email addresses as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy or email, upon the receipt thereof, (ii) if given by mail, three (3) Business

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13 Clause (G) of Section 13.1(b)(i) was deleted and replaced in its entirety by Amendment No. 8.

Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 13.2. Seller hereby authorizes the Agent and each Managing Agent to effect purchases and each Managing Agent to make Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom the Agent or such Managing Agent in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to the Agent and each Managing Agent a written confirmation of each telephonic notice signed by an authorized officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent or any Managing Agent, the records of the Agent or such Managing Agent shall govern absent manifest error.

Section 13.3    Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.3 or 10.4) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 13.4    Protection of Ownership Interests of the Purchasers.

(a)    Seller agrees that from time to time, at its expense, it will, or will cause the Servicer to, promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that any Managing Agent may reasonably request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Agent, the Managing Agents or the Purchasers to exercise and enforce their rights and remedies hereunder. At any time after the occurrence of an Amortization Event, the Agent may, or the Agent may direct Seller or the Servicer to, notify the Obligors of Receivables, at Seller’s expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. Seller or the Servicer (as applicable) shall, at any Purchaser’s request, withhold the identity of such Purchaser in any such notification.

(b)    If any Seller Party fails to perform any of its material obligations hereunder, the Agent, any Managing Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the Agent’s, such Managing Agent’s or such Purchaser’s out-of-pocket costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.4. Each Seller Party irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to file financing statements necessary or desirable in the Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.

Section 13.5    Confidentiality.

(a)    Each of the Agent, the Managing Agents and the Purchasers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (g) by the Agent, any Managing Agent or any Purchaser to any rating agency, Commercial Paper dealer, provider of credit enhancement or liquidity to any Conduit Purchaser or any Person providing financing to, or holding equity interests in, any Conduit Purchaser, and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, and in each case, to the extent that such Person reasonably requires such information, (h) with the consent of the Seller or Servicer, or (i) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Agent, any Managing Agent or any Purchaser on a nonconfidential basis from a source other than a Seller Party or one of its Affiliates. For the purposes of this Section, “Information” means all information received from a Seller Party relating to any Seller Party or its business, other than any such information that is available to the Agent, any Managing Agent or any Purchaser on a nonconfidential basis prior to disclosure by such Seller Party; provided that, in the case of information received from a Seller Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each Person recognizes its responsibility for compliance with United States federal securities laws, including insider trading, in connection herewith.

(b)    Each Seller Party and each Purchaser shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Fee Letter, the Agent Fee Letter 14 and the other confidential or proprietary information with respect to the Agent, each Managing Agent, each Purchaser and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that information may be disclosed (a) to such Person's and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such

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14 The second and third lines of paragraph (b) in Section 13.5 were amended to include “, the Agent Fee Letter” by Amendment No. 1.

disclosure is made will be informed of the confidential nature of such Information and instructed to keep such information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, ~~or~~ (d) to the extent such information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to any Seller Party or Purchaser on a nonconfidential basis from a source other than the Agent, a Managing Agent or a Purchaser or one of its Affiliates or (e) to a nationally recognized statistical rating organization in compliance with Rule 17g-5 under the Securities Exchange Act of 1934 (or to any other rating agency in compliance with any similar rule or regulation in any relevant jurisdiction). If, in the reasonable judgment of any Seller Party, this Agreement or any Transaction Document shall be required to be publicly filed with the SEC under any applicable law, such Seller Party, or HBI on its behalf, may file any such document as required under applicable law. Any Person required to maintain the confidentiality of information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord to its own confidential information. ~~Anything herein to the contrary notwithstanding, each Seller Party, each Purchaser, the Agent, each Managing Agent, each Indemnified Party and any successor or assign of any of the foregoing (and each employee, representative or other agent of any of the foregoing) may disclose to any and all Persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any of the foregoing relating to such tax treatment or tax structure, and it is hereby confirmed that each of the foregoing have been so authorized since the commencement of discussions regarding the transactions.~~

Section 13.6    Bankruptcy Petition.

(a)    Seller, the Servicer, the Agent, each Managing Agent and each Purchaser and each assignee of the Purchaser Interests or any portion thereof or interest therein and each entity which enters into a commitment to purchase interests in the Purchaser Interests or any portion thereof hereby covenants and agrees that, prior to the date that is two (2) years and one (1) day after the payment in full of all outstanding Commercial Paper and/or senior indebtedness of Regency and/or its related CP Issuer (if any), it will not institute against, or join any other Person in instituting against, Regency and/or such CP Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States or other similar proceeding under the laws of any jurisdiction. This Section 13.6(a) shall survive any termination of this Agreement.

(b)    Seller, the Servicer, the Agent, each Managing Agent and each Purchaser and each assignee of the Purchaser Interests or any portion thereof or interest therein and each entity which enters into a commitment to purchase interests in the Purchaser Interests or any portion thereof hereby covenants and agrees that, prior to the date that is one (1) year and one (1) day after the payment in full of all outstanding Commercial Paper and/or senior indebtedness of any Conduit Purchaser (other than Regency), it will not institute against, or join any other Person in instituting against, such Conduit Purchaser (other than Regency) any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States~~.~~ or other similar proceeding under the laws of any jurisdiction. This Section 13.6(b) shall survive any termination of this Agreement.

Section 13.7    Limited Recourse.
(a)    Notwithstanding anything to the contrary contained herein, ~~the~~no Purchaser in the HSBC Purchase Group shall, or shall be obligated to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Purchaser has received funds which may be used to make such payment and which funds are not required to repay its Commercial Paper when due and (ii) after giving effect to such payment, either (x) such Purchaser could issue its Commercial Paper to refinance all of its outstanding Commercial Paper (assuming such outstanding Commercial Paper matured at such time) in accordance with the program documents governing such Purchaser’s Commercial Paper and/or securitization program or (y) all of such Purchaser’s Commercial Paper is paid in full. Any amount which a Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (including, without limitation, as defined in Section 101 of the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time) against or corporate obligation of such Purchaser for any such insufficiency unless and until such Purchaser satisfies the provisions of clauses (i) and (ii) above. The provisions of this paragraph shall survive any termination of this Agreement.

(b)    The obligations of any Purchaser in the HSBC Purchase Group or any other Conduit Purchaser under ~~this Agreement~~the Transaction Documents are solely the corporate obligations of such ~~Conduit Purchaser~~Person and, in the case of obligations of such Conduit Purchaser other than Commercial Paper, shall be payable at such time as funds are received by or are available to such Conduit Purchaser in excess of funds necessary to pay in full all outstanding Commercial Paper of such Conduit Purchaser and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such Conduit Purchaser but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of ~~Title 11,~~the United States ~~Code (~~Bankruptcy~~)~~ Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time) of any such party against a Conduit Purchaser shall be subordinated to the payment in full of all Commercial Paper of such Conduit Purchaser.

No recourse under any obligation, covenant or agreement of any Conduit Purchaser contained in this Agreement shall be had against any member, manager, officer, director, employee or agent of such Conduit Purchaser, the Agent, the Managing Agents, the Manager or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely an obligation of such Conduit Purchaser individually, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, employee or agent of such Conduit Purchaser, the Agent, the Managing Agents, the Manager or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such Conduit Purchaser contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such Conduit Purchaser of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such member, manager, officer, director, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such

Person from any liability it might otherwise have as a result of fraudulent actions taken or omissions made by them.

The obligations of each Seller Party under this Agreement are solely the corporate obligations of such Seller Party. No recourse under any obligation, covenant or agreement of any Seller Party contained in this Agreement shall be had against any member, manager, officer, director, employee or agent of such Seller Party or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely an obligation of such Seller Party individually, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, employee or agent of such Seller Party or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such Seller Party contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such Seller Party of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such member, manager, officer, director, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or omissions made by them.

Section 13.8    Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of any Conduit Purchaser, any Managing Agent, the Agent, any Seller Party or any Committed Purchaser, no claim may be made by any Seller Party or any other Person against any Conduit Purchaser, any Managing Agent, the Agent, any Seller Party or any Committed Purchaser or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each party hereto hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Each Managing Agent and each Purchaser hereby covenants and agrees for the benefit of the Seller that at any time during which the provisions of this Section 13.8 prohibit a Purchaser from funding Purchases hereunder, such Purchaser shall have a Liquidity Agreement in place with one or more Funding Sources in order to fund Purchases hereunder.

Section 13.9    CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

Section 13.10    CONSENT TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON‑EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN

RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY PARTY HERETO TO BRING PROCEEDINGS AGAINST ANY OTHER PARTY HERETO IN THE COURTS OF ANY OTHER JURISDICTION.

Section 13.11    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 13.12    Integration; Binding Effect; Survival of Terms.

(a)    This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b)    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of Article X, and Sections 13.5, 13.6, 13.7 and 13.8 shall be continuing and shall survive any termination of this Agreement.

Section 13.13    Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

Section 13.14    Agent Roles.

(a)     HSBC Roles. Each of the Committed Purchasers acknowledges that HSBC acts, or may in the future act, (i) as Agent for the Purchasers, (ii) as managing agent for one or more Conduit Purchasers, (iii) as issuing and paying agent for the Commercial Paper issued by one or more Conduit Purchasers, (iv) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper of one or more Conduit Purchases and (v) to provide other services from time to time for any of the Purchasers (collectively, the “HSBC Roles”). Without limiting the generality of this Section 13.14, each Committed Purchaser hereby acknowledges and consents to any and all HSBC Roles and agrees that in connection with any HSBC Role, HSBC may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as Agent hereunder.

(b)    Managing Agent Institution Roles. Each of the Committed Purchasers acknowledges that each Person that serves as a Managing Agent hereunder (a “Managing Agent Institution”) acts, or may in the future act, (i) as Managing Agent for one or more Conduit Purchasers, (ii) as issuing and paying agent for each such Conduit Purchaser’s Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for each such Conduit Purchaser’s Commercial Paper and (iv) to provide other services from time to time for some or all of the Conduit Purchasers (collectively, the “Managing Agent’s Institution Roles”). Without limiting the generality of this Section 13.14(b), each Committed Purchaser hereby acknowledges and consents to any and all Managing Agent Institution Roles and agrees that in connection with any Managing Agent Institution Role, the applicable Managing Agent Institution may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for the related Conduit Purchaser.

Section 13.15    Characterization.

(a)    It is the intention of the parties hereto that each purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Purchaser Interest. Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser, each Managing Agent and the Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser, any Managing Agent or the Agent or any assignee thereof of any obligation of Seller or any Originator or any other person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller or any Originator.

(b)    In addition to any ownership interest which the Agent and the Purchasers may from time to time acquire pursuant hereto, Seller hereby grants to the Agent for the ratable benefit of the Purchasers and the other Indemnified Parties a valid and perfected security interest in all of Seller’s right, title and interest in, to and under the following assets, now existing or hereafter arising: (i) all Receivables, (ii) the Collections, (iii) each Lock-Box, (iv) each Collection Account, (v) all Related Security, (vi) all other rights and payments relating to such Receivables, (vii) all of Seller’s rights, title, and interest in, to and under the Performance Undertaking and the Sale Agreements (including, without limitation, (a) all rights to indemnification arising thereunder and (b) all UCC financing statements filed pursuant thereto), (viii) all proceeds of any of the foregoing, and (ix) all other assets in which the Agent has acquired, may hereafter acquire and/or purports to have acquired an interest hereunder to secure the prompt and complete payment of the Aggregate Unpaids, which security interest shall be prior to all other Adverse Claims thereto. The Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative. The Seller hereby authorizes the Agent, within the meaning of 9-509 of any applicable enactment of the UCC, as secured party for the benefit of itself and of the Indemnified Parties, to file, without the signature of the Seller or any Transferor, as debtors, the UCC financing statements contemplated herein and under the Receivables Sale Agreement.

(c)    In connection with Seller’s transfer of its right, title and interest in, to and under the Receivables Sale Agreement, the Seller agrees that the Agent shall have the right to enforce the Seller’s rights and remedies under the Receivables Sale Agreement, to receive all amounts payable thereunder or in connection therewith, to consent to amendments, modifications or waivers thereof, and to direct, instruct or request any action thereunder, but in each case without any obligation on the part of the Agent, any Managing Agent or any Purchaser or any of its or their respective Affiliates to perform any of the obligations of the Seller under the Receivables Sale Agreement. To the extent that the Seller enforces the Seller’s rights and remedies under the Receivables Sale Agreement, from and after the occurrence of an Amortization Event, and during the continuance thereof, the Agent shall have the exclusive right to direct such enforcement by the Seller.

(d)    If, notwithstanding the intention of the parties expressed above, any sale or transfer by Seller hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable (any of the foregoing being a “Recharacterization”), then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. In the case of any Recharacterization, the Seller represents and warrants that each remittance of Collections to the Agent or the Purchasers hereunder will have been (i) in payment of a debt incurred in the ordinary course of its business or financial affairs and (ii) made in the ordinary course of its business or financial affairs.

Section 13.16    USA PATRIOT Act. Each Committed Purchaser that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Seller Parties that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Seller Party, which information includes the name and address of the each Seller Party and other information that will allow such Committed Purchaser to identify each Seller Party in accordance with the Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

HBI RECEIVABLES LLC, as Seller

By:____________________________
Name: Richard D. Moss
Title: President and Chief Executive Officer
Address:
1000 East Hanes Mill Road
Winston-Salem, NC 27105
Attention: Richard D. Moss
Fax: 336-519-4667
Telephone: 336-519-4332
Email: rick.moss@hanesbrands.com

HANESBRANDS INC., as Servicer

By: ____________________________
Name: Richard D. Moss
Title: Treasurer
Address:
1000 East Hanes Mill Road
Winston-Salem, NC 27105
Attention: Richard D. Moss
Fax: 336-519-4667
Telephone: 336-519-4332
Email: rick.moss@hanesbrands.com

Signature Page to Receivables Purchase Agreement

~~BRYANT PARK FUNDING LLC~~REGENCY ASSETS LIMITED, as a Conduit Purchaser

By: _____________________________
Name:
Title:
Address: ~~Bryant Park Funding LLC~~
~~c/o Global Securitization Services, LLC~~
~~Attn: Tony Wong~~
~~445 Broad Hollow Road, Suite 239~~
~~Melville, NY 11747~~
~~Fax: 212-302-8767~~
~~Tel: 631-930-7207~~Regency Assets Limited
5 Harbourmaster Place, IFSC
Dublin 1, Ireland
Attention: Company Secretary
Tel: +353 1 680 6000
Fax: +353 1 680 6050

With a copy to:
HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, NY 10018
Attention: Laurie Lawler
Tel: 212-525-3615
E-Mail: laurie.lawler@us.hsbc.com

HSBC SECURITIES (USA) Inc., as a Managing Agent and as Agent15

By: _____________________________
Name:
Title:
Address: HSBC Securities (USA) Inc.
Attn: ~~James Lees/Suzanna Baird~~Laurie Lawler
452 Fifth Avenue
New York, NY 10018
Tel: 212-525-~~5923/212-525-5478~~
~~Fax: 646-366-3299/646-366-3099~~3615
E-Mail: laurie.lawler@us.hsbc.com

________________________________
15 Title and address was revised to reflect Resignation and Appointment Agreement

Signature Page to Receivables Purchase Agreement

~~HSBC BANK PLC~~REGENCY ASSETS LIMITED, as a Committed Purchaser

By: _____________________________
Name:
Title:
Address: Regency Assets Limited
5 Harbourmaster Place, IFSC
Dublin 1, Ireland
Attention: Company Secretary
Tel: +353 1 680 6000
Fax: +353 1 680 6050

With a copy to:
HSBC ~~Bank USA, National Association~~
~~Attn: Rob Devir~~
Securities (USA) Inc.
452 Fifth Avenue
New York, NY 10018
Attention: Laurie Lawler
Tel: 212-525-~~5726~~
~~Fax: 212-382-7583~~3615
E-Mail: laurie.lawler@us.hsbc.com

Signature Page to Receivables Purchase Agreement

EXHIBIT I

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accounting Based Consolidation Event” means the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of any Conduit that are subject to this Agreement or any other Transaction Document with all or any portion of the assets and liabilities of an Affected Entity. An Accounting Based Consolidation Event shall be deemed to occur on the date any Affected Entity shall acknowledge in writing that any such consolidation of the assets and liabilities of such Conduit shall occur.16

“Accrual Period” means each calendar month, provided that the initial Accrual Period hereunder means the period from (and including) the date of the initial Incremental Purchase hereunder to (and including) the last day of the calendar month thereafter.

“Additional Excluded Obligor” means the single Obligor specified in the notice delivered in connection with the Additional Obligor Exclusion Date . For the avoidance of doubt, Seller may designate only a single entity as an Additional Excluded Obligor during the term of this Agreement.17
“Additional Obligor Exclusion Date” means the date designated as the “Additional Obligor Exclusion Date” in a notice from Seller to the Agent and each Managing Agent, which notice is delivered at least three (3) Business Days prior to such designated date, and which shall specify the name of the Additional Excluded Obligor. For the avoidance of doubt, Seller may designate only a single Additional Obligor Exclusion Date during the term of this Agreement.18
“Adverse Claim” means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.

“Affected Committed Purchaser” has the meaning specified in Section 12.1(c).

“Affected Entity” means (i) any Committed Purchaser, (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to a Conduit, (iii) any agent, administrator or manager of a Conduit, or (iv) any bank holding company in respect of any of the foregoing.19
______________________________
16 This definition was added by Amendment No. 1.
17 This definition was added by Amendment No. 5.
18 This definition was added by Amendment No. 5.
19 This definition was added by Amendment No. 1.

Exh. I-1

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 15.0% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agent” has the meaning set forth in the preamble to this Agreement.

“Agent Fee Letter” means the letter agreement dated as of April 13, 2009, between the Agent and Seller as the same may be amended, restated, supplemented or otherwise modified from time to time.20

“Aggregate Capital” means, on any date of determination, the aggregate amount of Capital of all Purchaser Interests outstanding on such date.

“Aggregate Reduction” has the meaning specified in Section 1.3.

“Aggregate Reserves” means, on any date of determination, the sum of the Combined Reserve and the Yield and Servicer Fee Reserve.21

“Aggregate Unpaids” means, at any time, an amount equal to the sum of all Aggregate Capital and all unpaid Obligations (whether due or accrued) at such time.

“Agreement” means this Receivables Purchase Agreement, as it may be amended or modified and in effect from time to time.

“Alternate Base Rate” means, for any date, a rate per annum equal to the greatest of (a) LIBO for a one month Tranche Period at approximately 11:00 a.m. London time on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the rate of interest per annum publicly announced from time to time by HSBC as its prime rate in effect at its principal office in New York City; each change in the rate described in this clause (c) shall be effective from and including the date such change is publicly announced as being effective. Any change in the Alternate Base Rate due to a change in any rate described in clause (a), (b) or (c) above shall be effective from and including the effective date of such change.22

“Amortization Date” means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day
_____________________________
20 This definition was added by Amendment No. 1 and later deleted and replaced in its entirety by Amendment No. 2.
21 This definition was deleted and replaced in its entirety by Amendment No. 8.
22 This definition was added by Amendment No. 1.

Exh. I-2

immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d)(ii), (iii) the Business Day specified in a written notice from the Agent following the occurrence of any other Amortization Event, (iv) the date which is 30 days after the Agent’s receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement, (v) the date described in clause (i) of the definition of Facility Termination Date and (vi) the Termination Date under and as defined in the Receivables Sale Agreement.

“Amortization Event” has the meaning specified in Article IX.

“Applicable Margin” has the meaning set forth in the Fee Letter.

“Assignment Agreement” has the meaning set forth in Section 12.1(b).

“Authorized Officer” means, with respect to any Person, its president, chief executive officer, treasurer, assistant treasurer, chief financial officer, or controller.

“Bank of America Accounts” means (i) each Collection Account in the name of GFSI, Inc. and (ii) each Collection Account in the name of CC Products, Inc., maintained with Bank of America, N.A., as depository bank.

“Broken Funding Costs” 23 means for any Purchaser Interest which: (i) has its Capital reduced without compliance by Seller with the notice requirements hereunder, (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice, (iii) is assigned to the Committed Purchasers funded by a Funding Source pursuant to a Liquidity Agreement or (iv) otherwise is terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the Yield that would have accrued during the remainder of the Tranche Periods or ~~the tranche periods for Commercial Paper~~CP Tranche Periods determined by the applicable Managing Agent to relate to such Purchaser Interest subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Purchaser Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest, the amount of Yield actually accrued during the remainder of such period on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.

“Business Day” means any day on which banks are not authorized or required to close in New York, New York or ~~Chicago, Illinois~~London, England and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.
___________________________________
23 Discuss second to last sentence.

Exh. I-3

“Calendar Month” means each four or five week period as set forth on Schedule D hereto.

“Capital” of any Purchaser Interest means, at any time, (A) the Purchase Price of such Purchaser Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Managing Agents which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued after the date hereof.

“Change of Control” means:
(i)    any person or group (within the meaning of Sections 13(d) and 14(d) under the Exchange Act) shall become the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Capital Securities representing more than 35% of the Capital Securities of HBI on a fully diluted basis;

(ii)    during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of HBI (together with any new directors whose election to such Board or whose nomination for election by the stockholders of HBI was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of HBI then in office;

(iii)    the occurrence of any “Change of Control” (or similar term) under (and as defined in) any Loan Document or Senior Note Document; or

(iv)    HBI shall for any reason cease to own and control all of the outstanding equity interests of Seller; or

(v)     HBI shall for any reason cease to own and control all of the outstanding equity interests of any Originator (other than HBI).

“Charged-Off Receivable” means a Receivable: (i) as to which, to the knowledge of the applicable Originator, the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Seller Party therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the applicable Credit and Collection Policy, would be written off Seller’s books as uncollectible or (iv) which has been identified by Seller as uncollectible.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collection Account” means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited.

Exh. I-4

“Collection Account Agreement” means an agreement substantially in the form of Exhibit VI among an Originator, Seller, the Agent and a Collection Bank.

“Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts.

“Collection Notice” means a notice, in substantially the form of Exhibit A to Exhibit VI, from the Agent to a Collection Bank.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, principal, Finance Charges, recoveries or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable and any Deemed Collections.

“Combined Reserve” means, at any time, an amount equal to the Combined Reserve Percentage multiplied by the Net Receivables Balance at such time.~~23~~24

“Combined Reserve Percentage” means, at any time, the amount expressed as a percentage equal to the greater of (i) the sum of the Dynamic Dilution Reserve Percentage and the Dynamic Loss Reserve Percentage and (ii) the sum of the Dilution Reserve Floor Percentage and the Loss Reserve Floor Percentage.~~24~~25

“Commercial Paper” means, with respect to a Conduit Purchaser and/or its related CP Issuer, the commercial paper notes and/or promissory notes of ~~a~~such Conduit Purchaser and/or its related CP Issuer issued ~~by such Conduit Purchaser~~ in the commercial paper market, the proceeds of which are provided to such Conduit Purchaser to fund or maintain its Capital.

“Commitment” means, for each Committed Purchaser, the commitment of such Committed Purchaser to purchase Purchaser Interests from Seller, in an amount not to exceed in the aggregate, the amount set forth below such Committed Purchaser’s name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof.

“Committed Purchasers” has the meaning set forth in the preamble in this Agreement.

“Concentration Limit” means, for any Obligor and its Affiliates, at any time, the amount equal to the product of (a) either (i) 5.00%~~25~~26 or (ii) such other higher percentages (each, a “Special Concentration Percentage”) for such Obligors and its Affiliates as are set
_____________________________
~~23~~24 This definition was added by Amendment No. 8.
~~24~~25 This definition was added by Amendment No. 8.
~~25~~26 Clause (a)(i) of this definition was deleted and replaced in its entirety by Amendment No. 8.

Exh. I-5

forth on Schedule C, which Special Concentration Percentage is subject to reduction or cancellation (1) by the Agent with respect to any Obligor, or (2) by the Agent, upon written demand by any Managing Agent, with respect to any Obligor whose short term debt ratings are withdrawn or downgraded by S&P or Moody’s, in either case of (1) or (2), upon five (5) Business Days’ prior notice to Seller, the other Managing Agents, the Agent and the Servicer and (b) the aggregate Outstanding Balance of all Eligible Receivables at such time.~~26~~27

“Conduit Purchaser” has the meaning set forth in the preamble to this Agreement.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take‑or‑pay contract or application for a letter of credit.

“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable; provided that the term “Contract” shall not include any agreement or documents between an Obligor and an Originator or delivered to an Obligor which relate to cooperative advertising arrangements, discount arrangements or requirements of merchants of such Originator’s product to the extent such agreements or documents do not evidence or give rise to any Receivable and do not govern the origination, servicing or enforcement of any Receivable.

“Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Servicer, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.
“CP Costs”~~27~~28

“CP Issuer” means, with respect to any Conduit Purchaser, any other Person which, in the ordinary course of its business, issues Commercial Paper, the proceeds of which are provided to such Conduit Purchaser to fund or maintain its Capital.

“CP Tranche Period” means, with respect to any Purchaser Interest held by any Conduit Purchaser for which HSBC is the Managing Agent, a period commencing on a Business Day and determined in accordance with Section 3.1.

“CP Tranche Yield” means, with respect to each CP Tranche Period and the related portion of Capital funded by an identified issuance of Commercial Paper, an amount equal to the CP Rate for such CP Tranche Period multiplied by such portion of Capital attributable to such CP Tranche Period, annualized on a 360-day basis.
______________________________
~~26~~27 This definition was deleted and replaced in its entirety by Amendments No. 1 and No. 2.
~~27~~28 This definition was deleted in its entirety by Amendment No. 2.

Exh. I-6

“CP Rate” means:

(a)    with respect to any Conduit Purchaser for which HSBC ~~or~~is the Managing Agent, for any CP Tranche Period for any Purchaser Interest, to the extent such Conduit Purchaser (or its related CP Issuer) funds such Purchaser Interest by issuing Commercial Paper, a per annum rate equal to the rate (as determined by the Managing Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to the commercial paper of such Person maturing on dates other than those on which corresponding funds are received by such Conduit Purchaser, other borrowings by such Conduit Purchaser (or its related CP Issuer) and any other costs associated with the issuance of commercial paper) payable by such Conduit Purchaser (or its related CP Issuer) in respect of the Commercial Paper outstanding during such CP Tranche Period that is allocated, in whole or in part, to fund or maintain such Purchaser Interest during such CP Tranche Period, converted (as necessary) to an annual yield equivalent rate calculated on the basis of a 360-day year;

(b)    with respect to any Conduit Purchaser for which PNC is the Managing Agent, for any Accrual Period for any Purchaser Interest, to the extent such Conduit Purchaser funds such Purchaser Interest by issuing Commercial Paper, a per annum rate equal to the weighted average of the rates (as determined by the ~~applicable~~ Managing Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to the commercial paper of such Person maturing on dates other than those on which corresponding funds are received by such Conduit Purchaser, other borrowings by such Conduit Purchaser and any other costs associated with the issuance of commercial paper) payable by such Conduit Purchaser in respect of its Commercial Paper outstanding during such Accrual Period that is allocated, in whole or in part, to fund or maintain such Purchaser Interest during such Accrual Period, converted (as necessary) to an annual yield equivalent rate calculated on the basis of a 360-day year; and

(~~b~~c)    for any Accrual Period for any Purchaser Interest funded by a Conduit Purchaser that becomes a party to this Agreement pursuant to an Assignment Agreement, to the extent such Conduit Purchaser funds such Purchaser Interest by issuing Commercial Paper, the “CP Rate” set forth in such Assignment Agreement;

provided, that at all times after the occurrence and during the continuance of an Amortization Event, the CP Rate shall mean the Default Rate.~~28~~29

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of December 10, 2009, among HBI, the lenders from time to time party thereto, the administrative agent party thereto, the collateral agent party thereto and the other agents party thereto, as in effect on the date hereof without giving effect to any amendments thereto unless either (i) each Managing Agent has given written consent to such amendment or (ii) each Managing Agent or any of its Affiliates is a lender under the Credit Agreement and each such lender has agreed in writing to such amendment.

“Credit and Collection Policy” means each Originator’s and the Servicer’s credit and collection policies and practices relating to Contracts and Receivables existing on the date
_________________________________
~~28~~29 This definition was deleted and replaced in its entirety by Amendment No. 2.

Exh. I-7

hereof and summarized in Exhibit VIII hereto, as modified from time to time in accordance with this Agreement; provided, that upon prior written notice to the Agent, any Originator may adopt the Credit and Collection Policy of HBI and such change in the applicable Originator’s Credit and Collection Policy shall not be a violation of Section 7.2(c) hereof.

“Daily Report” means a report, in substantially the form of Exhibit XIII hereto (appropriately completed), furnished by the Servicer to the Managing Agents and the Agent pursuant to Section 8.5.

“Dating Receivable” means a Receivable for which the related due date was set by the applicable Originator prior to the origination of such Receivable.

“Deemed Collections” means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable. Seller shall be deemed to have received a Collection (but only to the extent of the reduction or cancellation identified below) of a Receivable if at any time (i) the Outstanding Balance of any such Receivable is either (x) reduced as a result of any defective or rejected goods or services, any discount, rebate or any adjustment or otherwise (other than cash Collections on account of the Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (ii) any of the representations or warranties regarding any Receivable in Article V are no longer true (in which case, Seller shall be deemed to have received a Collection in an amount equal to the Outstanding Balance of such Receivable).

“Defaulted Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date for such payment.

“Default Rate” means a rate per annum equal to 3.00% above the Alternate Base Rate.~~29~~30

“Default Ratio” means, at any time, a percentage equal to (i) the sum of (a) the aggregate Outstanding Balance of all Receivables that became Charged-Off Receivables (other than the Charged-Off Receivables as described in clause (i) of the definition thereof) during the most recently ended Calendar Month that were less than 61 days past the original due date and (b) the aggregate Outstanding Balance of all Receivables as to which (A) any payment, or part thereof, remains unpaid for 61 days to 90 days past the original due date as of the last day of such Calendar Month and (B) did not become Charged-Off Receivables (other than the Charged-Off Receivables as described in clause (i) of the definition thereof) prior to the day that was 61 days past the original due date, divided by (ii) the aggregate Original Balance of all Receivables generated by all Originators during the Calendar Month ending three (3) Calendar Months prior to such Calendar Month.~~30~~31

“Delinquency Ratio” means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables as of the last day of the most recently ended Calendar Month divided by (ii) the aggregate Outstanding Balance of all Receivables as of the last day of such Calendar Month.
____________________________
~~29~~30 This definition was amended by Amendment No. 1.
~~30~~31 This definition was deleted and replaced in its entirety by Amendment No. 3.

Exh. I-8

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such payment.

“Dilution Horizon Ratio” means, at any time, the amount equal to (i) the aggregate Original Balance of all Receivables generated by all Originators during the most recently ended one and one-half (1.5) Calendar Month-period divided by (ii) the Net Receivables Balance as of the last day of such Calendar Month; provided that any Managing Agent may specify such other period of time in clause (i) above upon three (3) Business Days’ prior written notice to the other parties hereto at any time within two (2) months after the date on which the Managing Agents receive the results of any annual audit report prepared at the request of any Managing Agent pursuant to Section 7.1(d), provided, that no Managing Agent may specify any such other period of time unless such other period of time is reasonably based upon and verified by the results of any such annual audit report.~~31~~32

“Dilution Ratio” means, at any time, a percentage equal to (i) the aggregate amount of Dilutions which occurred during the most recently ended Calendar Month, divided by (ii) the aggregate Original Balance of all Receivables generated by all Originators during either (A) the most recently ended Calendar Month or (B) such other period of time as specified by any Managing Agent upon three (3) Business Days’ prior written notice to the other parties hereto at any time within two (2) months after the date on which the Managing Agents receive the results of any annual audit report prepared at the request of any Managing Agent pursuant to Section 7.1(d), provided, that no Managing Agent may specify any such other period of time unless such other period of time is reasonably based upon and verified by the results of any such annual audit report.

“Dilution Reserve”~~32~~33

“Dilution Reserve Floor”~~33~~34

“Dilution Reserve Floor Percentage” means, at any time, a percentage equal to the product of (i) the Expected Dilution Ratio at such time and (ii) the Dilution Horizon Ratio at such time.~~34~~35

“Dilution Reserve Percentage”~~35~~36

“Dilutions” means, at any time, the aggregate amount of reductions or cancellations described in clause (i) of the definition of “Deemed Collections”.
______________________________
~~31~~32 This definition was added by Amendment No. 8.
~~32~~33 This definition was deleted in its entirety by Amendment No. 8.
~~33~~34 This definition was deleted in its entirety by Amendment No. 8.
~~34~~35 This definition was added by Amendment No. 8.
~~35~~36 This definition was deleted in its entirety by Amendment No. 8.

Exh. I-9

“Discount Rate” means, the LIBO Rate or the Prime Rate, as applicable, with respect to each Purchaser Interest funded by the Committed Purchasers.

“Downgrade Event” means the occurrence of any one or more of the following: (i) HBI’s issuer rating is below B- by S&P, (ii) HBI’s senior unsecured long-term debt rating is below B3 by Moody’s or (iii) HBI’s debt under the Credit Agreement is rated below B3 by Moody’s.~~36~~37

“Dynamic Dilution Reserve Percentage” means at any time, the amount expressed as a percentage and calculated in accordance with the following formula:

DDRP = (SF x ED) + ((DS – ED) x (DS / ED)) x DHR

where:

SF    =    the Stress Factor at such time.

ED    =    the Expected Dilution Ratio as such time

DS	= the highest two (2) consecutive month average of the Dilution Ratios during the immediately preceding twelve months.

DHR    =    the Dilution Horizon Ratio at such time.~~37~~38

“Dynamic Loss Reserve Percentage” means, at any time, the amount expressed as a percentage and calculated in accordance with the following formula

DLRP = LR x LHR x SF

where:

LR	= the greatest three-month average Default Ratio during the immediately preceding 12-month period.

LHR
=    the aggregate Original Balance of all Receivables generated by all Originators during the three and one-half (3.5) Calendar Months ending as of the last day of the most recently ended Calendar Month immediately preceding such time divided by the Net Receivables Balance as of the last day of the most recently ended Calendar Month.

SF    =    the Stress Factor at such time.~~38~~39
_______________________________
~~36~~37 This definition was added by Amendment No. 2.
~~37~~38 This definition was added by Amendment No. 8.
~~38~~39 This definition was added by Amendment No. 8.

Exh. I-10

“Eligible Receivable” means, at any time, a Receivable:

(i) the Obligor of which is not an Affiliate of any of the parties hereto;

(ii) the Obligor of which is not the Obligor of any Charged-Off Receivable;

(iii) which is not a Charged-Off Receivable or a Delinquent Receivable;

(iv) which, if not a Dating Receivable, by its terms is due and payable within 120 days after the original billing date therefor and has not had its original payment terms extended; provided that:

(A)    if such Receivable is due and payable by its terms within 31 to 60 days after the original billing date therefor, the Outstanding Balance of such Receivable when added to the aggregate Outstanding Balance of all other Eligible Receivables due and payable within 31 to 60 days after the original billing date therefor does not exceed 20.00% of the aggregate Outstanding Balance of all Receivables at such time; and

(B)    if such Receivable is due and payable by its terms within 61 to 90 days after the original billing date therefor, the Outstanding Balance of such Receivable, when added to the aggregate Outstanding Balance of all other Eligible Receivables due and payable within 61 to 90 days after the original billing date therefor does not exceed 3.00% of the aggregate Outstanding Balance of all Receivables at such time.

(C) ~~39~~40

(v) which, if a Dating Receivable, by its terms is due and payable within 180 days after the origination thereof and has not had its payment terms extended; provided that the Outstanding Balance of such Dating Receivable when added to the aggregate Outstanding Balance of all other Eligible Receivables that are Dating Receivables does not exceed 5.00%~~40~~41 of the aggregate Outstanding Balance of all Receivables at such time;

(vi) which is an “account” within the meaning of Section 9‑102 of the UCC of all applicable jurisdictions;

(vii) which is denominated and payable only in United States dollars in the United States;

(viii) which arises under a Contract in substantially the form of one of the form contracts set forth on Exhibit IX hereto or otherwise approved by the Agent in writing, which, together with such Receivable, is in full force and effect and
_______________________________
~~39~~40 This clause (iv)(C) was deleted in its entirety by Amendment No. 8.
~~40~~41 This amount in clause (v) was changed from 3.00% to 5.00% by Amendment No. 8.

Exh. I-11

constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms;

(ix) which, other than a Receivable arising from the sale of products under a Specified Agreement, is not evidenced by, governed by and does not arise under any other agreement, document or writing other than a Contract in substantially the form of one of the form contracts set forth on Exhibit IX hereto or otherwise approved by the Agent in writing;

(x) which arises under a Contract which Contract (a) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of the applicable Originator or any of its assignees under such Contract and (b) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract;

(xi) which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator;

(xii) which, together with the Contract related thereto, does not contravene in any material respect any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation in any material respect of any such law, rule or regulation;

(xiii) which satisfies all applicable requirements of the applicable Originator’s Credit and Collection Policy;

(xiv) which was generated in the ordinary course of the applicable Originator’s business;

(xv) which arises solely from the sale of goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person (in whole or in part);

(xvi) as to which the Agent has not notified Seller that the Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable to the Agent, such notice to be provided at least ten (10) Business Days prior to such Receivable being designated as unacceptable to the Managing Agent;

(xvii) which is not subject to any dispute, right of rescission, set‑off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right against such Originator to cause such Originator to repurchase the goods or merchandise, the sale of which shall have given rise to such Receivable (except with respect to sale discounts

Exh. I-12

effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract);

(xviii) as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor and any obligations of such Originator that relates to standard warranties related to the goods sold which gave rise to such Receivable;

(xix) all right, title and interest to and in which has been validly transferred by the applicable Originator directly to Seller under and in accordance with the Receivables Sale Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim;

(xx) if the Obligor of which is one of the 15 Obligors with the greatest aggregate Outstanding Balance of Receivables at such time, such Obligor is not the Obligor of Delinquent Receivables, the Outstanding Balance of which in the aggregate constitute more than 25.0% of the aggregate Outstanding Balance of all Receivables of such Obligor; and

(xxi) for which, if originated by GFSI, Inc. or CC Products, Inc., the Agent has given written notice to the Seller that such Receivables are eligible (which notice shall be delivered by the Agent on the date the Bank of America Accounts are subject to a Collection Account Agreement in form and substance acceptable to the Agent).

“ERISA” means the Employee Retirement Income Security Act of 1974 and any regulations promulgated thereunder.

“Excess Foreign Receivables Amount” means at any time, the amount, if positive, equal to (a) the aggregate Outstanding Balance of all Eligible Receivables which are Foreign Receivables at such time minus (b) the product of (x) the Foreign Receivables Limit and (y) the aggregate Outstanding Balance of all Eligible Receivables at such time.

“Excess Government Receivables Amount” means at any time, the amount, if positive, equal to (a) the aggregate Outstanding Balance of all Eligible Receivables which are Government Receivables at such time minus (b) the product of (x) the Government Receivables Limit and (y) the aggregate Outstanding Balance of all Eligible Receivables at such time.

“Excluded Receivable” means (i) any account receivable arising in connection with the sale of goods by the business operations of HBI which were the business operations of National Textiles, L.L.C. prior to the merger of National Textiles, L.L.C. into HBI, and which account receivable is identified on Seller’s and Servicer’s systems, books and records in the manner specified by Seller pursuant to Section 7.1(m), (ii) at all times on and after the Additional Obligor Exclusion Date, any account receivable for which the Obligor is the Additional Excluded Obligor or any of its affiliates, and (iii) at all times on and after the

Exh. I-13

Wal-Mart Exclusion Date, any present or future account receivable for which the Obligor is Wal-Mart Stores, Inc. or any of its affiliates.~~41~~42

“Expected Dilution Ratio” means, as of any date, the average of the Dilution Ratios for the twelve (12) months most recently ended at such time.~~42~~43

“Facility Termination Date” means the earliest to occur of (i) March ~~15, 201343~~14, 201444 and (ii) the Amortization Date.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended and any successor statute thereto.

“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately ~~10~~11:30 a.m. (~~Chicago~~New York City time) for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.~~44~~45

“Fee Letter” means that certain letter agreement dated as of ~~April 13, 200945~~March [___], 201346 among Seller, the Agent and the Managing Agents, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.

_____________________________
~~41~~42 This definition was deleted and replaced in its entirety by Amendment No. 5.
~~42~~43 This definition was added by Amendment No. 8.
~~43~~44 The date was changed from November 27, 2010 to March 15, 2010 by Amendment No. 1, from March 15, 2010 to April 12, 2010 by Amendment No. 2, from April 12, 2010 to December 20, 2010 by Amendment No. 5, from December 20, 2010 to February 1, 2011 by Amendment No. 6, from February 1, 2011 to March 31, 2011 by Amendment No. 7, from March 31, 2011 to March 16, 2012 by Amendment No. ~~8 and~~8, from March 16, 2012 to March 15, 2013 by Amendment No. ~~9.~~9 and from March 15, 2013 to March 14, 2014 by Amendment No. 10.
~~44~~45 This definition was added by Amendment No. 1.
~~45~~46 The date was changed from November 27, 2007 to March 16, 2009 by Amendment No. 1, ~~and~~ from March 16, 2009 to April 13, 2009 by Amendment No. ~~2.~~2 and from April 13, 2009 to March [__], 2013 by Amendment No. 10.

Exh. I-14

“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

“Foreign Receivable” means any Receivable, the Obligor of which, (i) if a natural person, is not a resident of the United States or (ii) if a corporation or other business organization, is neither organized under the laws of the United States or any political subdivision thereof nor has its chief executive office in the United States.

“Foreign Receivables Limit” means 1.00%; provided that the Agent upon the direction of any Managing Agent may reduce such percentage to zero or any other percentage less than 1.00% at any time upon five (5) Business Days’ prior notice to Seller, the other Managing Agents and the Servicer.

“Funding Agreement” means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of any Conduit Purchaser, including, without limitation, any Liquidity Agreement.

“Funding Source” means (i) any Committed Purchaser ~~or~~ (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to any Conduit Purchaser or to any CP Issuer, (iii) any related CP Issuer and (iv) any holding company in respect of any Persons described in the preceding clauses (i), (ii) and (iii).

“GAAP” means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, regulatory, public or statutory instrumentality, authority, body, agency, bureau or entity (including any zoning authority, the Federal Energy Regulatory Commission, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority).

“Government Receivable” means any Receivable the Obligor of which is a Governmental Authority.

“Government Receivables Limit” means 2.00%; provided that the Agent upon the direction of any Managing Agent may reduce such percentage to zero or any other percentage less than 2.00% at any time upon five (5) Business Days’ prior notice to Seller, the other Managing Agents and the Servicer.

“Group Purchase Limit” means, for each Purchase Group, the sum of the Commitments of the Committed Purchasers in such Purchase Group.

“HBI” has the meaning set forth in the preamble to this Agreement.

“HBI Party” has the meaning set forth in Section 7.1(i).

Exh. I-15

“HSBC” means HSBC Securities (USA) Inc., and its successors and assigns.~~46~~47

“Incremental Purchase” means a purchase of one or more Purchaser Interests which increases the total outstanding Aggregate Capital hereunder.

“Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

“Independent Director” shall mean a member of the Board of Directors of Seller who is not at such time, and has not been at any time during the preceding five (5) years, (A) a director, officer, employee or Affiliate of Seller, any Originator, or any of their respective Subsidiaries or Affiliates, or (B) the beneficial owner (at the time of such individual’s appointment as an Independent Director or at any time thereafter while serving as an Independent Director) of any of the outstanding common shares of Seller, any Originator, or any of their respective Subsidiaries or Affiliates, having general voting rights;

“JPMorgan”~~47~~48

“LIBO “ means the rate per annum equal to (a) the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of the relevant Tranche Period, as the rate for dollar deposits with a maturity comparable to such Tranche Period; provided that, in the event that such rate is not available at such time for any reason, then the rate for the relevant Tranche Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Tranche Period are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Tranche Period, divided by (b) one (1) minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal) applicable to such Tranche Period.

______________________________
~~46~~47 This definition was deleted and replaced in its entirety by Amendment No. 2.
~~47~~48 This definition was deleted in its entirety by Amendment No. 2.

Exh. I-16

“LIBO Rate” means the rate per annum equal to the sum of (i) LIBO plus (ii) the Applicable Margin; provided that at all times after the occurrence and during the continuance of an Amortization Event, the LIBO Rate shall be the Default Rate.

“Liquidity Agreement” means an agreement entered into by a Conduit Purchaser and ~~the Committed Purchasers in its Purchase Group~~one or more Funding Sources in connection ~~herewith for the purpose of providing liquidity with respect to the Capital funded by such Conduit Purchaser~~with the transactions contemplated hereby.

“Loan Documents” means the Credit Agreement and the related guarantees, pledge agreements, security agreements, mortgages, notes and other agreements and instruments entered into in connection with the Credit Agreement, in each case as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with this Agreement.

“Lock-Box” means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables.

“Loss Reserve”~~48~~49

“Loss Reserve Floor”~~49~~50

“Loss Reserve Floor Percentage” means, at any time, the product of (i) 5 and (ii) the percentage set forth in clause (a)(i) of the definition of Concentration Limit.~~50~~51

“Loss Reserve Percentage”~~51~~52

“Loss-to-Liquidation Ratio” means, at any time, a percentage equal to (i) the sum of (A) the aggregate Outstanding Balance of all Receivables that became Charged-Off Receivables (other than the Charged-Off Receivables as described in clause (i) of the definition thereof) during the most recently ended Calendar Month that were not also Delinquent Receivables as of the date that such Receivables became Charged-Off Receivables (other than the Charged-Off Receivables as described in clause (i) of the definition thereof) and (B) the aggregate Outstanding Balance of all Delinquent Receivables that were not also Defaulted Receivables as of the last day of such Calendar Month divided by (ii) the aggregate amount of Collections during such Calendar Month.~~52~~53

“Managing Agent” has the meaning set forth in the preamble to this Agreement.

______________________________
~~48~~49 This definition was deleted in its entirety by Amendment No. 8.
~~49~~50 This definition was deleted in its entirety by Amendment No. 8.
~~50~~51 This definition was added by Amendment No. 8.
~~51~~52 This definition was deleted in its entirety by Amendment No. 8.
~~52~~53 This definition was deleted and replaced in its entirety by Amendment No. 3.

Exh. I-17

“Managing Agent Institution” has the meaning specified in Section 13.14(b).

“Managing Agent Institution Roles” has the meaning specified in Section 13.14(b).

“Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of any Seller Party and its Subsidiaries, taken as a whole, (ii) the ability of any Seller Party to perform its respective obligations under this Agreement, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser’s interest in the Receivables generally or in any material portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables, other than due to the insolvency, bankruptcy or creditworthiness of an Obligor.

“Material Obligor” means, at any time, an Obligor the Receivables of which are greater than 4.0% of the aggregate Outstanding Balance of all Receivables at such time.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Receivables Balance” means, at any time, (i) the aggregate Outstanding Balance of all Eligible Receivables at such time, minus (ii) the aggregate amount by which the Outstanding Balance of the Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor, minus (iii) the Excess Government Receivables Amount, minus (iv) the Excess Foreign Receivables Amount.

“New Originators Eligibility Date” means, the date on which the Receivables originated by GFSI, Inc. and CC Products, Inc. become Eligible Receivables under clause (xxi) of the definition thereof.

“Obligations” shall have the meaning set forth in Section 2.1.

“Obligor” means a Person obligated to make payments pursuant to a Contract.

“Original Balance” means, with respect to any Receivable, the original outstanding balance of such Receivable on the date such Receivable was originated.

“Originator” means each of HBI, GFSI, Inc., a Delaware corporation, and CC Products, Inc., a Delaware corporation, and any other wholly-owned domestic Subsidiary of HBI which becomes an Originator pursuant to Section 7.11 of the Receivables Sale Agreement with the consent of the Agent and each Managing Agent, in each case, in their capacities as the sellers under the Receivables Sale Agreement.
“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Participant” has the meaning set forth in Section 12.2.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in

Exh. I-18

Section 4001(a)(3) of ERISA), and to which Servicer or any corporation, trade or business that is, along with the Servicer, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
“Performance Undertaking” means that certain Performance Undertaking, dated as of January 31, 2011, executed by HBI, as the same may be further amended, restated or otherwise modified from time to time.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“PNC” means PNC Bank, N.A., and its successors and assigns.~~53~~54

“Pooled Commercial Paper” ~~means Commercial Paper notes of a Conduit Purchaser subject to any particular pooling arrangement by such Conduit Purchaser, but excluding Commercial Paper issued by such Conduit Purchaser for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by such Conduit Purchaser.~~55

“Potential Amortization Event” means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

“Potential Servicer Default” means an event which, with the passage of time or the giving of notice, or both, would constitute a Servicer Default.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by HSBC Bank USA, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective; provided that at all times after the occurrence and during the continuance of an Amortization Event, the Prime Rate shall mean the Default Rate. ~~54~~56

“Proposed Reduction Date” has the meaning set forth in Section 1.3.

“Pro Rata Share” means, for each Committed Purchaser in a Purchase Group, a percentage equal to (i) the Commitment of such Committed Purchaser, divided by (ii) the aggregate amount of all Commitments of all Committed Purchasers in such Purchase Group hereunder, adjusted as necessary to give effect to the application of the terms of Section 1.1.

_____________________________
~~53~~54 This definition was added by Amendment No. 2.
55 This definition was deleted in its entirety by Amendment No. 10.
~~54~~56 This definition was deleted and replaced in its entirety by Amendments No. 1 and No. 2.

Exh. I-19

“Purchase Group” means any Managing Agent and its related Conduit Purchasers and Committed Purchasers or any Funding Source in connection with the transactions contemplated hereby.

“Purchase Group Share” means, for any Purchase Group, the percentage equivalent to a fraction (expressed out to five decimal places), the numerator of which is the aggregate Commitments of all Committed Purchasers in such Purchase Group and the denominator of which is Purchase Limit.

“Purchase Limit” means $225,000,000.~~55~~57

“Purchase Notice” has the meaning set forth in Section 1.2.

“Purchase Price” means, with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to Seller for such Purchaser Interest which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the excess, if any, of the Net Receivables Balance (less the Aggregate Reserves) on the applicable purchase date over the aggregate outstanding amount of Aggregate Capital determined as of the date of the most recent Daily Report, Weekly Report or Settlement Report, as applicable, taking into account such proposed Incremental Purchase.

“Purchaser” means any Conduit Purchaser or Committed Purchaser, as applicable, and “Purchasers” means all Conduit Purchasers and Committed Purchasers.

“Purchaser Interest” means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Capital, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:

C / (NRB - AR)

where:

C    =    the Capital of such Purchaser Interest.

NRB    =    the Net Receivables Balance.

AR    =    the Aggregate Reserves.

Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Amortization Date, each Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the

______________________________
~~55~~57 This amount was changed from $250,000,000 to $225,000,000 by Amendment No. 8.

Exh. I-20

Amortization Date. The variable percentage represented by any Purchaser Interest as computed (or deemed recomputed) as of the close of the business day immediately preceding the Amortization Date shall remain constant at all times thereafter.

“Purchasing Committed Purchaser” has the meaning set forth in Section 12.1(b).

“Receivable” means all indebtedness and other obligations owed to Seller or an Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement or hereunder) or in which Seller or an Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by an Originator in the ordinary course of business and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor, applicable Originator or Seller treats such indebtedness, rights or obligations as a separate payment obligation. The term “Receivable” shall not include any Excluded Receivable.

“Receivables Sale Agreement” means that certain Amended and Restated Receivables Sale Agreement dated as of January 31, 2011 among Originators and Seller, as the same may be amended, restated or otherwise modified from time to time.

“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

“Reduction Notice” has the meaning set forth in Section 1.3.

“Regulatory Change” has the meaning set forth in Section 10.3.

“Reinvestment” has the meaning set forth in Section 2.2.

“Related Security” means, with respect to any Receivable:

(i) all of Seller’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale of which by the applicable Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

(ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

Exh. I-21

(iii) all guaranties, letters of credit, letter of credit rights, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

(iv) all service contracts and other contracts and agreements associated with such Receivable; provided that this clause (iv) shall not include any agreement or documents between an Obligor and an Originator or delivered to an Obligor which relate to cooperative advertising arrangements, discount arrangements or requirements of merchants of such Originator’s product to the extent such agreements or documents do not evidence or give rise to any Receivable and do not govern the origination, servicing or enforcement of any Receivable,

(v) all Records related to such Receivable,

(vi) all of Seller’s right, title and interest in, to and under the Receivables Sale Agreement in respect of such Receivable,

(vii) all of the Seller’s right, title and interest in, to and under the Performance Undertaking, and

(viii) all proceeds of any of the foregoing.

“Required Committed Purchasers” means, at any time, Committed Purchasers with Commitments in excess of 66⅔% of the Purchase Limit.

“Required Notice Period” means the number of days required notice set forth below applicable to the Aggregate Reduction indicated below:

Aggregate Reduction	Required Notice Period
≤$100,000,000	~~Two~~One (~~2~~1) Business ~~Days~~Day
>$100,000,000	Five (5) Business Days

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of equity interests of Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of equity interests or in any junior class of equity interests of Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of equity interests of Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of equity interests of Seller now or hereafter outstanding, and (v) any payment of management fees by Seller (except for reasonable management fees to an Originator or its Affiliates in reimbursement of actual management services performed).

“S&P” means Standard & Poor’s Ratings Group.

Exh. I-22

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller Parties” has the meaning set forth in the preamble to this Agreement.

“Senior Note Documents” means the Senior Notes, the Senior Note Indenture and all other agreements, documents and instruments executed and delivered with respect to the Senior Notes or the Senior Note Indenture, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with this Agreement.

“Senior Note Indenture” means the Indenture dated as of December 14, 2006, among HBI, the Person acting as trustee thereunder, and the guarantors named therein, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time

“Servicer” means at any time the Person (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

“Servicer Default” has the meaning set forth in Section 8.7.

“Servicer Fee Reserve Percentage” means, at any time, for purposes of calculating the Yield and Servicer Fee Reserve, an amount equal to the product of (a) the per annum rate upon which the Servicing Fee is calculated and (b) the Three-Month Rolling Average Turnover Ratio divided by 360.~~56~~58

“Servicing Fee” has the meaning set forth in Section 8.6.

“Settlement Date” means (i) prior to May 2009, the date that is two (2) Business Days after the third Thursday of each month (or, if such third Thursday is not a Business Day, two (2) Business Days after the next succeeding Business Day) and (ii) commencing in May 2009, the 15th day of each month (or, if such day is not a Business Day, the next succeeding Business Day).~~57~~59

“Settlement Report” means a report, in substantially the form of Exhibit XI hereto (appropriately completed), furnished by the Servicer to the Managing Agents and the Agent pursuant to Section 8.5.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute unreasonably small capital. The amount of
______________________________
~~56~~58 This definition was added by Amendment No. 8.
~~57~~59 This definition was deleted and replaced in its entirety by Amendment No. 2.

Exh. I-23

contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Agreement” means any agreement specified in Schedule III to the Fee Letter.

“Stress Factor” means, (i) at any time during which a Downgrade Event has occurred and is continuing, 2.50, and (ii) at all other times, 2.25.~~58~~60

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of Seller.

“Terminating Tranche” has the meaning set forth in Section 4.3(b).

“Three-Month Rolling Average Turnover Ratio” means, at any time, the average of the Turnover Ratios for the three most recently ended Calendar Months.~~59~~61

“Tranche Period” means, with respect to any Purchaser Interest funded by ~~a Committed Purchaser~~any Funding Source, including any Purchaser Interest or undivided interest in a Purchaser Interest assigned to a Committed Purchaser pursuant to a Liquidity Agreement:

(a)    if Yield for such Purchaser Interest is calculated on the basis of the LIBO Rate, a period of one (1) month, or such other period as may be mutually agreeable to the applicable Managing Agent and Seller, commencing on a Business Day selected by Seller or the applicable Managing Agent for such Funding Source pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

(b)    if Yield for such Purchaser Interest is calculated on the basis of the Prime Rate, a period commencing on a Business Day selected by Seller and agreed to by the applicable Managing Agent, provided no such period shall exceed one (1) month.

________________________________
~~58~~60 This definition was added by Amendment No. 1 and deleted and replaced in its entirety by Amendment No. 2.
~~59~~61 This definition was added by Amendment No. 8.

Exh. I-24

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Purchaser Interest which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period which commences after the Amortization Date shall be of such duration as selected by the applicable Managing Agent for such Funding Source.

“Transaction Documents” means, collectively, this Agreement, each Purchase Notice, the Receivables Sale Agreement, each Collection Account Agreement, the Fee Letter, the Agent Fee Letter, the Subordinated Note (as defined in the Receivables Sale Agreement), the Performance Undertaking and all other instruments, documents and agreements executed and delivered in connection herewith.~~60~~62

“Turnover Ratio” means, at any time, the product of (i) the aggregate Outstanding Balance of all Receivables as of the end of the most recently ended Calendar Month divided by the aggregate amount of Collections received during such Calendar Month and (ii) 30.~~61~~63

“Wal-Mart Exclusion Date” means December 21, 2009.~~62~~64

“Weekly Report” means a report, in substantially the form of Exhibit X hereto (appropriately completed), furnished by the Servicer to the Managing Agents and the Agent pursuant to Section 8.5.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“Yield” means:

(a) for each respective Tranche Period relating to Purchaser Interests funded by a Committed Purchaser, including any Purchaser Interest or undivided interest in a Purchaser Interest assigned to a Committed Purchaser pursuant to a Liquidity Agreement, an amount equal to the product of the applicable Discount Rate for each Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis (or a 365 or 366 day basis, as applicable, in the case of the Prime Rate); and

(b) for each respective Accrual Period relating to Purchaser Interests funded by a Conduit Purchaser, other than a Purchaser Interest which, or an undivided interest in which, has been assigned by such Conduit Purchaser pursuant to a Liquidity Agreement, (i) in the
_______________________________
~~60~~62 This definition was amended to include “the Agent Fee Letter,” in the third line by Amendment No. 1.
~~61~~63 This definition was added by Amendment No. 8.
~~62~~64 This definition was added by Amendment No. 5.

Exh. I-25

case of a Conduit Purchaser for which the Managing Agent is HSBC, the sum of the CP Tranche Yield for each CP Tranche Period ending during such Accrual Period and (ii) for any other Conduit Purchaser, an amount equal to the product of the CP Rate multiplied by the Capital of such Purchaser Interest for each day elapsed during such Accrual Period, annualized on a 360-day basis.

“Yield and Servicing Fee Reserve”~~63~~65

“Yield and Fee Reserve Percentage” means, at any time, a percentage equal to:

(2L + AM + PF) x (RATR / 360)

where:

2L    =    two times the one-month LIBO in effect at such time.

AM    =    the Applicable Margin in effect at such time.

PF    =    the percentage set forth in Section 3.1(a) of the Fee Letter as in effect at such time.

RATR    =    the Three-Month Rolling Average Turnover Ratio for the most recently ended Calendar Month.~~64~~66

“Yield and Servicer Fee Reserve” means, at any time, an amount equal to the sum of (a) the product of (i) the Yield and Fee Reserve Percentage at such time and (ii) Capital outstanding at such time plus (b) the product of (i) the Servicer Fee Reserve Percentage at such time and (ii) the aggregate Outstanding Balance of all Receivables at such time.~~65~~67

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

______________________________
~~63~~65 This definition was deleted in its entirety by Amendment No. 8.
~~64~~66 This definition was added by Amendment No. 8.
~~65~~67 This definition was added by Amendment No. 8.

Exh. I-26

EXHIBIT II

FORM OF PURCHASE NOTICE

[Date]

HSBC Securities (USA) Inc., as
Agent and as a Managing Agent
452 Fifth Avenue, ~~5~~8th Floor
New York, New York 10018
Attention: ~~Suzanna Baird~~Laurie Lawler

PNC Bank, N.A., as a Managing Agent~~66~~68

Re: PURCHASE NOTICE

Ladies and Gentlemen:

Reference is hereby made to the Receivables Purchase Agreement, dated as of November 27, 2007, by and among HBI Receivables LLC, a Delaware limited liability company (the “Seller”), Hanesbrands Inc., as Servicer, the Purchasers and Managing Agents party thereto, and HSBC Securities (USA) Inc., as Agent (the “Receivables Purchase Agreement”). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

The Managing Agents are hereby notified of the following Incremental Purchase (the “Proposed Purchase”):

~~Purchase Price:~~	~~$[______]~~
Date of Proposed Purchase:	• [_______], 20[__][69]
~~Requested Discount Rate~~Purchase Price or Proposed Purchase:	• $[~~LIBO Rate] [Prime Rate] [Pooled Commercial Paper rate]~~______]
• Proposed Purchase to be funded by Regency’s Purchaser Group:	• $[______][70]
• Proposed Purchase to be funded by Market Street’s Purchaser Group:	• $[______][2]
• Tenor of the initial proposed CP Tranche Period for the Proposed Purchase to be funded by Regency’s Purchaser Group	• See Annex I
___________________________________
~~66~~68 Addressees changed to reflect Resignation and Appointment Agreement and Amendment No. 2.
69 This must be a Business Day and must be at least 2 Business Days following the date of which this notice is delivered; provided however that any notice given after 11:00 a.m. New York City time shall be deemed given on the next succeeding Business Day.

Exh. II-1

Please wire transfer the Purchase Price for the Proposed Purchase in immediately available funds on the above~~‑~~ specified date of purchase to:
•[Account Name: _______________]
•[Account No. : _______________]
•[Bank Name & Address: _______________]
•[ABA #: _______________]
•SWIFT Code: ____________]
•Reference: [_____________]
•Telephone advice to: [Name] @ Tel. No. [(___) ___-____]]

Please advise [Name] at telephone number [(___) ___-____] if none of the Conduit Purchasers in your Purchase Group will be making this purchase.

In connection with the Incremental Purchase to be made on the above listed “Date of Purchase” (the “Purchase Date”), the Seller hereby certifies that the following statements are true on the date hereof, and will be true on the Purchase Date (before and after giving effect to the proposed Incremental Purchase):

(i)    the representations and warranties of the Seller set forth in Section 5.1 of the Receivables Purchase Agreement are true and correct on and as of the Purchase Date as though made on and as of such date;

(ii)    no event has occurred and is continuing, or would result from the proposed Incremental Purchase, that will constitute an Amortization Event or a Potential Amortization Event;

(iii)    the Facility Termination Date has not occurred, the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%; and

(iv)    the amount of Aggregate Capital is $[_________] after giving effect to the Incremental Purchase to be made on the Purchase Date.

Very truly yours,

________________________________
70 These amounts must be distributed among Purchaser Groups ratably based on Commitment Percentages.

Exh. II-2

HBI RECEIVABLES LLC

By:_______________________________
Name:
Title:

Exh. II-3

Annex I

Date of Purchase Notice:
Date of Proposed Purchase:
Requested CP Tranche Period:	____ days, maturing on ____, 2013

*On the maturity date of the above requested CP Tranche Period, please re-issue the outstanding commercial paper funded by Regency’s Purchaser Group for the same CP Tranche Period detailed above. On each successive maturity date, the outstanding commercial paper will be continually re-issued for the same CP Tranche Period requested above until such time as the Seller submits a notice of its intention to paydown outstandings under the facility or request a new CP Tranche Period.

Exh. II-4

EXHIBIT III

PLACES OF BUSINESS OF THE SELLER PARTIES;
LOCATIONS OF RECORDS;
FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)

	Hanesbrands Inc.	HBI Receivables LLC	GFSI, Inc	CC Products, Inc.
Federal Employer Identification Number	20-3552316	26-1347975	74-2810748	48-1244929
Principal Place of Business	1000 East Hanes Mill Road Winston-Salem North Carolina 27105	1000 East Hanes Mill Road Winston-Salem North Carolina 27105	9700 Commerce Parkway Lenexa, Kansas 66219 1000 East Hanes Mill Road Winston-Salem North Carolina 27105	9700 Commerce Parkway Lenexa, Kansas 66219 1000 East Hanes Mill Road Winston-Salem North Carolina 27105
Chief Executive Office	1000 East Hanes Mill Road Winston-Salem North Carolina 27105	1000 East Hanes Mill Road Winston-Salem North Carolina 27105	9700 Commerce Parkway Lenexa, Kansas 66219 1000 East Hanes Mill Road Winston-Salem North Carolina 27105	9700 Commerce Parkway Lenexa, Kansas 66219 1000 East Hanes Mill Road Winston-Salem North Carolina 27105

Exh. III-1

Offices Where Records are Kept
1000 East Hanes Mill Road
Winston-Salem,
North Carolina 27105

531 Northridge Park Drive
Rural Hall
North Carolina 27045

Data Chambers Records Management:

3302 Old Lexington Road
Winston-Salem
North Carolina 27105

800 Chatham Road
Winston-Salem
North Carolina 27101

3929 West Point Blvd
Winston-Salem
North Carolina 27103

1401 Yanceyville Street
Greensboro, NC 27405

1435 Bethel Drive
High Point
North Carolina 7260

1000 East Hanes Mill Road
Winston-Salem,
North Carolina 27105

531 Northridge Park Drive
Rural Hall
North Carolina 27045

Data Chambers Records Management:

3302 Old Lexington Road
Winston-Salem
North Carolina 27105

800 Chatham Road
Winston-Salem
North Carolina 27101

3929 West Point Blvd
Winston-Salem
North Carolina 27103

1401 Yanceyville Street
Greensboro, NC 27405

1435 Bethel Drive
High Point
North Carolina 7260
	9700 Commerce Parkway Lenexa, Kansas 66219 9700 Lackman Road Lenexa, Kansas 66219	9700 Commerce Parkway Lenexa, Kansas 66219 9700 Lackman Road Lenexa, Kansas 66219

Exh. III-2

EXHIBIT IV

FORM OF REDUCTION NOTICE
[Date]
HSBC Securities (USA) Inc., as a Managing Agent
and as Agent
425 Fifth Avenue, ~~5~~8th Floor
New York, New York 10018
Attention: ~~Suzanna Baird67~~Laurie Lawler71

Re: Reduction Notice
Ladies and Gentlemen:

Reference is hereby made to the Receivables Purchase Agreement, dated as of November 27, 2007, by and among HBI Receivables LLC, a Delaware limited liability company (the “Seller”), Hanesbrands Inc., as Servicer, the Purchasers and Managing Agents party thereto, and HSBC Securities (USA) Inc., as Agent (the “Receivables Purchase Agreement”). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.
Pursuant to Section 1.3 of the Receivables Purchase Agreement, the Seller hereby notifies the Agent of the following reduction of Aggregate Capital from Collections. The proposed date of such reduction is [DATE] (the “Proposed Reduction Date”).~~68~~72 The amount of Aggregate Capital to be reduced on the Proposed Reduction Date is $[_____________].

Very truly yours,

HBI RECEIVABLES LLC

By: _____________________
Name:
Title:

____________________________
~~67~~71 Address was amended pursuant to the Resignation and Appointment Agreement.
~~68~~72 Must be in compliance with the Required Notice Period Set forth in Exhibit I to the Receivables Purchase Agreement.

Exh. IV-1

EXHIBIT V

FORM OF COMPLIANCE CERTIFICATE

To: HSBC Securities (USA) Inc., as Agent and as a Managing Agent, PNC Bank, N.A.~~69~~73, as a Managing Agent, and each of the “Purchasers” party to the Agreement defined below.

This Compliance Certificate is furnished pursuant to that certain Receivables Purchase Agreement dated as of November 27, 2007 among HBI Receivables LLC (the “Seller”), Hanesbrands Inc. (the “Servicer”), the Purchasers and Managing Agents party thereto and HSBC Securities (USA) Inc., as Agent for such Purchasers (the “Agreement”). Terms used herein and not otherwise defined herein shall have the meanings assigned in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I, [ ], am the duly elected [ ] of Seller, and the duly elected [ ] of Servicer.

2. Attached hereto are copies of the financial statements of Seller, including a balance sheet, [a] statement[s] of income [and retained earnings] and a statement of cash flows) for the [fiscal year][quarterly period] ending [____], which, in each case, are true, complete and correct in all material respects.

3. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Seller and Servicer and its Subsidiaries during the accounting period covered by the attached financial statements.

4. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Potential Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 5 below.

5. Schedule I attached hereto sets forth financial data and computations evidencing the compliance with Section 9.1(h) of the Agreement, all of which data and computations are true, complete and correct.

6. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller or Servicer, as applicable, has taken, is taking, or proposes to take with respect to each such condition or event:

[_________________________________________________________________________
_________________________________________________________________________].

_______________________________
~~69~~73 Revised to reflect parties to Amendment No. 2.

Exh. V-1

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this [ __] day of [ ], 20[__].

By:_____________________________
[______] of Hanesbrands Inc.
[______] of HBI Receivables LLC

Exh. V-2

SCHEDULE I TO COMPLIANCE CERTIFICATE

A.
Schedule of Compliance as of [__________], 20[__] with Section 7.1(a)(iii) of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

This schedule relates to the month ended: [___________], 20[__]

Exh. V-3

EXHIBIT VI

FORM OF COLLECTION ACCOUNT AGREEMENT

(Attached.)

Exh. VI-1

EXHIBIT VII

FORM OF ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this “Assignment Agreement”) is entered into as of the [___] day of [____________], 20[__], by and between [_____________________] (“Assignor”) and [__________________] (“Assignee”).

PRELIMINARY STATEMENTS

A.    This Assignment Agreement is being executed and delivered in accordance with Section 12.1(b) of that certain Receivables Purchase Agreement dated as of November 27, 2007 by and among HBI Receivables LLC, as Seller, Hanesbrands Inc., as Servicer, the Purchasers and Managing Agents party thereto, and HSBC Securities (USA) Inc., as Agent (as amended, modified or restated from time to time, the “Purchase Agreement”) and Section [__] of that certain [APA] among [__________] (as amended, modified or restated from time to time, the “APA”). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Purchase Agreement or the APA, as applicable.

B.    Assignor is a Committed Purchaser party to the Purchase Agreement and an APA Bank party to the APA, and Assignee wishes to become a Committed Purchaser and APA Bank under the Purchase Agreement and the APA, respectively; and

C.    Assignor is selling and assigning to Assignee an undivided [_____]% (the “Transferred Percentage”) interest in all of Assignor’s rights and obligations under the Purchase Agreement, the APA and the Transaction Documents, including, without limitation, Assignor’s Commitment and (if applicable) the Capital of Assignor’s Purchaser Interests as set forth herein.

AGREEMENT

The parties hereto hereby agree as follows:

1.    The sale, transfer and assignment effected by this Assignment Agreement shall become effective (the “Effective Date”) two (2) Business Days (or such other date selected by the Managing Agent for the Assignor in its sole discretion) following the date on which a notice substantially in the form of Schedule II to this Assignment Agreement (“Effective Notice”) is delivered by such Managing Agent to the related Conduit Purchaser, the Agent, Assignor and Assignee. From and after the Effective Date, Assignee shall be a Committed Purchaser party to the Purchase Agreement and an APA Bank party to the APA for all purposes thereof as if Assignee were an original party thereto and Assignee agrees to be bound by all of the terms and provisions contained therein.

2.    If Assignor has no outstanding Capital under the Purchase Agreement, on the Effective Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Assignee shall be deemed to have hereby irrevocably taken,

Exh. VII-1

received and assumed from Assignor, the Transferred Percentage of Assignor’s Commitment and all rights and obligations associated therewith under the terms of the Purchase Agreement and the APA, including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under Section 1.1 of the Purchase Agreement and Section 2.1 of the APA.

3.    If Assignor has any outstanding Capital under the Purchase Agreement, at or before 12:00 noon, local time of Assignor, on the Effective Date Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding Capital of Assignor’s Purchaser Interests (such amount, being hereinafter referred to as the “Assignee’s Capital”); (ii) all accrued but unpaid (whether or not then due) Yield attributable to Assignee’s Capital; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of Assignee’s Capital for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date (the “Assignee’s Acquisition Cost”); whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor’s Commitment and the Capital of Assignor’s Purchaser Interests (if applicable) and all related rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under Section 1.1 of the Purchase Agreement and Section 2.1 of the APA.

4.    Concurrently with the execution and delivery hereof, Assignor will provide to Assignee copies of all documents requested by Assignee which were delivered to Assignor pursuant to the Purchase Agreement.

5.    Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

6.    By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, the Agent, the Managing Agents and the Committed Purchasers as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Purchase Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Assignee, the Purchase Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller, any Obligor, any Seller Affiliate or the performance or observance by the Seller, any Obligor, any Seller Affiliate of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) Assignee confirms that it has received a copy of the Purchase Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into

Exh. VII-2

this Assignment Agreement; (d) Assignee will, independently and without reliance upon the Agent, any Managing Agent, any Conduit Purchaser, the Seller or any other Committed Purchaser or Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Purchase Agreement and the Transaction Documents; (e) Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) Assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Purchase Agreement and the other Transaction Documents, are required to be performed by it as a Committed Purchaser or, when applicable, as a Purchaser.

7.    Each party hereto represents and warrants to and agrees with the Agent that it is aware of and will comply with the provisions of the Purchase Agreement, including, without limitation, Sections 4.1, 13.6 and 13.7 thereof.

8.    Schedule I hereto sets forth the revised Commitment of Assignor and the Commitment of Assignee, as well as administrative information with respect to Assignee.

9.    THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10. Assignee hereby covenants and agrees that, prior to the date which is one (1) year and one (1) day after the payment in full of all senior indebtedness for borrowed money of Conduit Purchaser, it will not institute against, or join any other Person in instituting against, Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.

[ASSIGNOR]

By:_______________________
Title:

[ASSIGNEE]

By:_______________________
Title:

[Consented to by:
HBI RECEIVABLES LLC

By:_______________________
Title:]

Exh. VII-3

SCHEDULE I TO ASSIGNMENT AGREEMENT

LIST OF LENDING OFFICES, ADDRESSES
FOR NOTICES AND COMMITMENT AMOUNTS

Date: [_______________], 20[__]

Transferred Percentage:    [_____]%

	A-1	A-2	B-1	B-2
Assignor	Commitment (prior to giving effect to the Assignment Agreement)	Commitment (after giving effect to the Assignment Agreement)	Outstanding Capital (if any)	Ratable Share of Outstanding Capital

		A-2	B-1	B-2
Assignee	Commitment (prior to giving effect to the Assignment Agreement)	Commitment (after giving effect to the Assignment Agreement)	Outstanding Capital (if any)	Ratable Share of Outstanding Capital

Address for Notices
[______________________]
[______________________]
Attention: [____________]
Phone: [____________]
Fax: [____________]

Exh. VII-4

SCHEDULE II TO ASSIGNMENT AGREEMENT

EFFECTIVE NOTICE

TO: [________________________], Assignor
[________________________]
[________________________]
[________________________]

TO: [________________________], Assignee
[________________________]
[________________________]
[________________________]

The undersigned, as Agent and the Managing Agent for the Assignor’s Purchase Group, respectively, under the Receivables Purchase Agreement dated as of November 27, 2007 by and among HBI Receivables LLC, as Seller, Hanesbrands Inc., as Servicer, the Purchasers and Managing Agents party thereto, and HSBC Securities (USA) Inc., as Agent hereby acknowledges receipt of executed counterparts of a completed Assignment Agreement dated as of [____________], 20[__] between [__________________], as Assignor, and [__________________], as Assignee. Terms defined in such Assignment Agreement are used herein as therein defined.

1.    Pursuant to such Assignment Agreement, you are advised that the Effective Date will be [______________], 20[__].

2.    The Managing Agent, on behalf of the affected Conduit Purchaser(s) hereby consents to the Assignment Agreement as required by Section 12.1(b) of the Receivables Purchase Agreement and Section [___] of the APA.

Exh. VII-5

[3.    Pursuant to such Assignment Agreement, the Assignee is required to pay $[____________] to Assignor at or before 12:00 noon (local time of Assignor) on the Effective Date in immediately available funds.]

Very truly yours,

HSBC SECURITIES (USA) INC.,
individually and as Agent

By:__________________________

Title:_________________________

Exh. VII-6

EXHIBIT VIII

CREDIT AND COLLECTION POLICY

See Exhibit V to Receivables Sale Agreement

Exh. VIII-1

EXHIBIT IX

FORM OF CONTRACT(S)

(Attached.)

Exh. IX-1

EXHIBIT X

FORM OF WEEKLY REPORT

(Attached.)

Exh. X-1

EXHIBIT XI

FORM OF SETTLEMENT REPORT

(Attached.)

Exh. XI-1

EXHIBIT XII~~70~~74

[Reserved.]

______________________________
~~70~~74 Amendment No. 4 amended and restated Exhibit XII in its entirety.

Exh. XII-1

EXHIBIT XIII

FORM OF DAILY REPORT

(Attached.)

Exh. XIII-1

SCHEDULE A~~71~~75

PURCHASE GROUPS; COMMITMENTS; GROUP PURCHASE LIMITS

HSBC Purchase Group

Group Purchase Limit:	$112,500,000

Managing Agent:	HSBC Securities (USA) Inc.

Conduit Purchaser:	~~Bryant Park Funding LLC~~Regency Assets Limited

Committed Purchaser:	~~HSBC Bank PLC~~Regency Assets Limited
Commitment:	$112,500,000

PNC Purchase Group

Group Purchase Limit:	$112,500,000

Managing Agent:	PNC Bank, N.A.

Conduit Purchaser:	Market Street Funding LLC

Committed Purchaser:	PNC Bank, N.A.
Commitment:	$112,500,000

_______________________________
~~71~~75 Schedule A was deleted and replaced in its entirety by Amendments No. 2 and No. 8.

SCHEDULE B

LIST OF CLOSING DOCUMENTS

(Attached.)

SCHEDULE C~~72~~76

SPECIAL CONCENTRATION PERCENTAGES

Obligor Name	Special Concentration Percentage

[****]	[****]%
[****]	[****]%

**** Omitted pursuant to a confidential treatment request

______________________________
~~72~~76 Schedule C was deleted and replaced in its entirety by Amendments No. 1, No. 2, No. 5 and No. 8.

SCHEDULE D

CALENDAR MONTHS

(Attached.)